EXHIBIT 10.27

                     BURR-BROWN CORPORATION

                    EMPLOYEE RETIREMENT PLAN

                            TABLE OF CONTENTS

                                                                    Page
ARTICLE I EFFECTIVE DATE. . . . . . . . . . . . . . . . . . . . . .    1
     1.1  Effective Date. . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II DEFINITIONS AND CONSTRUCTION . . . . . . . . . . . . . .    1
     2.1  Definitions . . . . . . . . . . . . . . . . . . . . . . .    1
     2.2  Top Heavy Plan Provisions . . . . . . . . . . . . . . . .   12
     2.3  Special Definitions . . . . . . . . . . . . . . . . . . .   14
     2.4  Construction. . . . . . . . . . . . . . . . . . . . . . .   16

ARTICLE III ELIGIBILITY AND PARTICIPATION . . . . . . . . . . . . .   16
     3.1  Eligibility and Participation . . . . . . . . . . . . . .   16
     3.2  Crediting of Service. . . . . . . . . . . . . . . . . . .   16
     3.3  Effect of Rehiring. . . . . . . . . . . . . . . . . . . .   17
     3.4  Authorized Leaves of Absence. . . . . . . . . . . . . . .   17
     3.5  Employment with Affiliates. . . . . . . . . . . . . . . .   18
     3.6  Termination of Participation. . . . . . . . . . . . . . .   19
     3.7  Transfer to and from an Eligible Class of Employees . . .   19
     3.8  Leased Employees. . . . . . . . . . . . . . . . . . . . .   19

ARTICLE IV ELIGIBILITY FOR BENEFITS . . . . . . . . . . . . . . . .   20
     4.1  Attainment of Normal Retirement Age . . . . . . . . . . .   20
     4.2  Attainment of Early Retirement Age. . . . . . . . . . . .   20
     4.3  Disability. . . . . . . . . . . . . . . . . . . . . . . .   21
     4.4  Death Benefits. . . . . . . . . . . . . . . . . . . . . .   21
     4.5  Other Separation From Employment. . . . . . . . . . . . .   22

ARTICLE V DETERMINATION OF BENEFITS . . . . . . . . . . . . . . . .   22
     5.1  Normal Retirement Benefit . . . . . . . . . . . . . . . .   22
     5.2  Early Retirement Benefit. . . . . . . . . . . . . . . . .   23
     5.3  Disability Benefit. . . . . . . . . . . . . . . . . . . .   23
     5.4  Death Benefit . . . . . . . . . . . . . . . . . . . . . .   23
     5.5  Surviving Spouse Annuity. . . . . . . . . . . . . . . . .   23
     5.6  Special Retiree Death Benefit . . . . . . . . . . . . . .   24
     5.7  Termination Benefit . . . . . . . . . . . . . . . . . . .   24
     5.8  Accrued Benefit . . . . . . . . . . . . . . . . . . . . .   25
     5.9  Top Heavy Benefits. . . . . . . . . . . . . . . . . . . .   26
     5.10 Cash Outs and Repayment of Distributions. . . . . . . . .   27
     5.11 Other Small Benefits. . . . . . . . . . . . . . . . . . .   28
     5.12 Limitation on Benefits: General Rules . . . . . . . . . .   28
     5.13 Limitation on Benefits: Multiple Defined Benefit Plans. .   29

                                   i.

     5.14 Limitation on Benefits: Participants in Defined
          Contribution Plans. . . . . . . . . . . . . . . . . . . .   29
     5.15 Limitation on Benefits of Certain Participants. . . . . .   31
     5.16 Voluntary Early Retirement Program. . . . . . . . . . . .   32
     5.17 No Other Benefits . . . . . . . . . . . . . . . . . . . .   33
     5.18 Amendments to Vesting Schedule. . . . . . . . . . . . . .   33
     5.19 Effect of Social Security Act Amendments. . . . . . . . .   34

ARTICLE VI PAYMENT OF BENEFITS. . . . . . . . . . . . . . . . . . .   34
     6.1  Commencement of Benefits. . . . . . . . . . . . . . . . .   34
     6.2  Basic Form of Benefit Payment to Participants . . . . . .   35
     6.3  Payments to Married Participants. . . . . . . . . . . . .   35
     6.4  Optional Methods of Distribution. . . . . . . . . . . . .   36
     6.5  Explanation of Joint and Survivor Annuity and
          Other Benefit Options . . . . . . . . . . . . . . . . . .   37
     6.6  Benefit Elections . . . . . . . . . . . . . . . . . . . .   37
     6.7  Special Distribution Requirements . . . . . . . . . . . .   38
     6.8  Suspension of Benefits. . . . . . . . . . . . . . . . . .   42
     6.9  Payment of Death Benefits . . . . . . . . . . . . . . . .   43
     6.10 Payments to Disabled. . . . . . . . . . . . . . . . . . .   43
     6.11 Direct Rollovers. . . . . . . . . . . . . . . . . . . . .   43
     6.12 Underpayment or Overpayment of Benefits . . . . . . . . .   43
     6.13 Unclaimed Amounts: Notice . . . . . . . . . . . . . . . .   43

ARTICLE VII INALIENABILITY OF BENEFITS. . . . . . . . . . . . . . .   44
     7.1  No Assignment Permitted . . . . . . . . . . . . . . . . .   44
     7.2  Qualified Domestic Relations Orders . . . . . . . . . . .   44
     7.3  Early Commendment of Payments to Alternate Payees . . . .   45
     7.4  Processing of Qualified Domestic Relations Orders . . . .   46
     7.5  Responsibility of Altenate Payees . . . . . . . . . . . .   46

ARTICLE VIII FUNDING. . . . . . . . . . . . . . . . . . . . . . . .   47
     8.1  Contributions to the Trust Fund and Payment of Expenses .   47
     8.2  Conditional Nature of Contributions . . . . . . . . . . .   47
     8.3  Appointment of Actuary. . . . . . . . . . . . . . . . . .   47

ARTICLE IX ADMINISTRATION . . . . . . . . . . . . . . . . . . . . .   48
     9.1  Plan Administrator. . . . . . . . . . . . . . . . . . . .   48
     9.2  Allocation of Fiduciary Responsibility. . . . . . . . . .   48
     9.3  Powers of the Plan Administrator. . . . . . . . . . . . .   48
     9.4  Claims. . . . . . . . . . . . . . . . . . . . . . . . . .   48
     9.5  Creation of Committee . . . . . . . . . . . . . . . . . .   50
     9.6  Chairman and Secretary. . . . . . . . . . . . . . . . . .   50
     9.7  Appointment of Agents . . . . . . . . . . . . . . . . . .   50

                                   ii.

     9.8  Majority Vote and Execution of Instruments. . . . . . . .   50
     9.9  Allocation of Responsibilities Among Committee Members. .   51
     9.10 Conflict of Interest. . . . . . . . . . . . . . . . . . .   51
     9.11 Other Fiduciary Capacities. . . . . . . . . . . . . . . .   51

ARTICLE X SCOPE OF RESPONSIBILITY . . . . . . . . . . . . . . . . .   51
     10.1 Scope of Responsibility . . . . . . . . . . . . . . . . .   51
     10.2 Bonding . . . . . . . . . . . . . . . . . . . . . . . . .   52
     10.3 Prohibition Against Certain Persons Holding Positions . .   52

ARTICLE XI AMENDMENT, MERGER AND TERMINATION. . . . . . . . . . . .   52
     11.1 Amendment . . . . . . . . . . . . . . . . . . . . . . . .   52
     11.2 Plan Merger or Consolidation. . . . . . . . . . . . . . .   53
     11.3 Merger or Consolidation of Employer . . . . . . . . . . .   53
     11.4 Discontinuance and Termination of Plan. . . . . . . . . .   53
     11.5 Manner of Distribution. . . . . . . . . . . . . . . . . .   54
     11.6 Limitation of Employer Liability. . . . . . . . . . . . .   55

ARTICLE XII GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . .   55
     12.1 Limitation of Participant's Rights. . . . . . . . . . . .   55
     12.2 Exclusive Benefit . . . . . . . . . . . . . . . . . . . .   55
     12.3 Uniform Administration. . . . . . . . . . . . . . . . . .   55
     12.4 Heirs and Successors. . . . . . . . . . . . . . . . . . .   55
     12.5 Assumption of Qualification . . . . . . . . . . . . . . .   55

                                  iii.

                         BURR-BROWN CORPORATION
                        EMPLOYEE RETIREMENT PLAN

                        PREAMBLE AND INTRODUCTION

          BURR-BROWN CORPORATION (the "Employer") previously established the "Burr-Brown Corporation Employee Retirement Plan" (the "Plan") effective as of January 1, 1988. In order to assure that the Plan remains in compliance with all requirements of the Federal income tax laws and regulations applicable to tax-qualified retirement plans, the Plan is hereby amended and restated in its entirety, effective as of the date set forth in Section 1.1.

                            ARTICLE I
                         EFFECTIVE DATE

     1.1 Effective Date. Except as otherwise specifically provided herein, the provisions of this restated Plan shall be effective as of the original January 1, 1988 effective date of the Plan (the "Effective Date").

                           ARTICLE II
                  DEFINITIONS AND CONSTRUCTION

     2.1 Definitions. When a word or phrase shall appear in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be a term defined in this Section
2.1. The following words and phrases utilized in the Plan with the initial letter capitalized shall have the meanings set forth in this Section 2.1, unless a clearly different meaning is required by the context in which the word or phrase is used:

          (a) "Accrued Benefit"--The monthly benefit payable in the basic form provided in Section 6.2 commencing on a Participant's Normal Retirement Date that the Participant has earned as of any given date, determined in accordance with Section 5.8. In no event shall the monthly Accrued Benefit of any Participant with at least twenty (20) years of Credited Service as of December 31, 1988 (the last day of the 1988 Plan Year) be less than the amount of his monthly retirement accrued under the Plan as of such date.

          (b) "Act"--The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

          (c) "Actuarially Equivalent"--Of equal current value when computed on the basis of actuarial procedures, assumptions, factors and tables.

     Actuarially Equivalent factors are the appropriate numerical ratios (determined on the basis of actuarial assumptions which may differ from those used in establishing Plan costs and liabilities) which enable a benefit that is Actuarially Equivalent to another benefit to be calculated.

     Except to the extent otherwise required for lump sum distributions under Sections 5.4, 5.5, 5.10 or 5.11, in computing Actuarially Equivalent benefits, the Actuary shall use the following assumptions:

          (1)  Pre-retirement interest assumption--six percent (6%);

          (2)  Post-retirement interest assumption--six percent (6%);

          (3) Mortality table--UP-1984, a unisex mortality table developed by Wyatt Company.

          (d) "Actuary"--A person or persons enrolled by the Joint Board of Actuaries established pursuant to the Act, who is selected by the Employer to make any actuarial determinations and assumptions necessary in connection with the operation of the Plan.

          (e) "Affiliate"--Any member of a "controlled group of corporation" (within the meaning of Code Section 414(b) as modified by Code Section 415(h)) that includes the Employer as a member; any member of an "affiliated service group" (within the meaning of Code Section 414(m)) that includes the Employer as a member; any member of a group of trades or businesses under common control (within the meaning of Code Section 414(c)) that includes the Employer as a member; and any other entity required to be aggregated with the Employer pursuant to regulations issued under Code
     Section 414(o).

          (f) "Authorized Leave of Absence"--A leave of absence approved by the Employer in writing or a leave of absence for service as a member of the armed forces of the United States, provided that the Employee left the Employer directly to enter the armed services and returns to the employ of the Employer within the period during which his employment rights are protected by law.

          (g) "Average Monthly Earnings"--The average monthly Earnings in effect for a Participant while he was working as an eligible Employee during the highest paid five (5) consecutive Plan Years of his final ten
     (10) Plan Years of employment (including for this purpose, the Plan Year in which he terminates employment). In the event that the Participant was not employed by the Employer for five (5) Plan Years, the term "Average Monthly Earnings" shall mean the average monthly Earnings in effect during the Participant's service as an eligible Employee with the Employer. Notwithstanding the foregoing, the "Average Monthly Earnings" of a Participant receiving commission income from the Employer shall not exceed the average of the maximum base salaries payable to such Participant over the applicable five-year period.

          (h)  "Board"--The Board of Directors of the Employer.

          (i) "Break in Continuous Service"--For purposes of calculating the Continuous Service of any Employee, a period of twelve (12) consecutive months or more commencing on the Employee's Termination Date and ending on the next date thereafter on which the Employee renders a Hour of Service. For purposes of calculating the Eligibility Service of any Employee under
     Section 3.1, a Break in Continuous Service shall be each period of twelve
     (12) consecutive months (measured initially from the date the Employee first renders an Hour of Service and then from the start date of each Plan Year which begins thereafter) during which the Employee is not credited with one (1) or more Hours of Service.

          (j)  "Code"--The Internal Revenue Code of 1986, as amended.

          (k) "Compensation"--All wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses) plus any elective contributions made on the Employee's behalf pursuant to salary deferral or reduction arrangements in effect under Code
     Section 125, 401(k), 408(k) and 403(b) with the Employer or any Affiliate. However, the following items shall be excluded from Compensation:

          Employer contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

          Amounts realized from the exercise of non-statutory stock options or at the time restricted stock or property held by the Employee becomes freely transferrable or no longer subject to a substantial risk of for-feiture;

          Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option; and

          Other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b), whether or not the amounts are actually excludible from the gross income of the Employee.

     For purposes of this paragraph, Compensation for a Plan Year is the Compensation actually paid or includible in the Employee's gross income during such year. Notwithstanding the foregoing, in the event that the Plan is a Top

Heavy Plan during a Plan Year, Compensation in excess of Two Hundred Thousand Dollars ($200,000.00) during such Plan Year shall be disregarded for all relevant purposes. Such Two Hundred Thousand Dollar ($200,000.00) limitation shall be adjusted for each Plan Year commencing on or after January 1, 1988, to take into account any cost-of-living increase adjustment for that Plan Year allowable pursuant to the applicable Treasury regulations or rulings under Code
Section 416(d)(2) and Code Section 415(d). Notwithstanding the foregoing, for purposes of applying the non-discrimination standards of Code Section 401(a) to the Accrued Benefit earned by any Employee (including the family unit of a Highly Compensated Employee, as described below) for any Plan Year within the period commencing January 1, 1989 and ending December 31, 1993, Compensation in excess of Two Hundred Thousand Dollars ($200,000.00) shall not be taken into account. This latter Two Hundred Thousand Dollars ($200,000.00) limitation shall be adjusted for each Plan Year commencing after December 31, 1988 to take into account any cost-of-living increase adjustment for that Plan Year allow-able pursuant to the applicable Treasury regulations or rulings under Code
Section 415(d). Notwithstanding the foregoing, for purposes of applying the non-discrimination standards of Code Section 401(a) to the Accrued Benefit earned by any Employee (including the family unit of a Highly Compensated Employee, as described below) for any Plan Year commencing on or after January 1, 1994, Compensation in excess of One Hundred Fifty Thousand Dollars ($150,000.00) shall not be taken into account. If, for any calendar year after 1994, the excess (if any) of

          (i) the One Hundred Fifty Thousand Dollar ($150,000.00) limitation, increased by the cost-of-living adjustment for that calendar year, over

          (ii) the dollar limitation in effect for the Plan Year beginning in the calendar year, is equal to or greater than $10,000,

     then the One Hundred Fifty Thousand Dollar ($150,000.00) limit (as previously adjusted under this sentence) for any Plan Year beginning in any subsequent calendar year shall be increased by the amount of such excess, rounded to the next lowest multiple of $10,000. The $150,000.00 limitation shall be adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B) and the Treasury regulations thereunder; provided, however, the base period for purposes of Code Section 401(a)(17)(B) shall be the calendar quarter beginning October 1, 1993. For purposes of applying the $200,000 or the $150,000 limit to Compensation of the family unit of a Highly Compensated Employee (as defined in Section 2.2 below), the family unit will be treated as a single employee with one Compensation and the $200,000 limit or $150,000 limit, if applicable, will be allocated among the members of the family unit in proportion to each member's Compensation (except for the pur-poses of determining Compensation below the Plan's integration level). For this purpose, a family unit is the Highly Compensated Employee, such employee's spouse, and such employee's lineal descendants who have not attained age 19 before the close of the Plan Year.

          (l) "Continuous Service"--The service of the Employee measured in years and completed calendar months, whether or not consecutive, based on the period of elapsed time method in accordance with the applicable Treasury regulations. For purposes of determining Continuous Service, periods of employment as an Employee of an Affiliate (while such Affiliate is an Affiliate) shall be deemed to be employment with the Employer. The Continuous Service of each Employee shall begin on the date that Employee first renders an Hour of Service and shall continue through his most recent Termination Date, but there shall not be included any Continuous Break in Service which falls within that period. In addition, the Employee may lose credit for one or more periods of Continuous Service in accordance with the break-in-service rules of ARTICLE III of this Plan.

          (m) "Covered Compensation"--One-twelfth (1/12) of the average (without indexing) of the taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the Participant attains (or will attain) his Social Security Retirement Age (as determined under Code Section 401(l)). In determining a Participant's Covered Compensation for a Plan Year, the taxable wage base for the current Plan Year and any subsequent Plan Year shall be assumed to be the same as the taxable wage base in effect as of the beginning of the Plan Year for which the determination is being made.

     The Participant's Covered Compensation shall automatically be redetermined each Plan Year in accordance with the Social Security Covered Compensation Table for such Plan Year attached as Exhibit A to the Plan.

     A Participant's Covered Compensation for any Plan Year beginning before the start of the 35-year period applicable to such Participant will be based on the taxable wage base in effect as of the beginning of that Plan Year. A Par-ticipant's Covered Compensation for any Plan Year ending after such 35-year period shall be equal to the Participant's Covered Compensation for the Plan Year during which the Participant attains Social Security Retirement Age.

     "Taxable wage base" as used in this definition means the contribution and benefit base in effect under section 230 of the Social Security Act at the beginning of the Plan Year.

          (n) "Credited Service"--The period of Continuous Service (determined pursuant to paragraph (l) above and the other Sections of this Plan) completed by the Participant while he is an eligible Employee, measured in years and completed calendar months, whether or not consecutive. A Participant's Credited Service will be used to determine his normal retirement benefit pursuant to Section 5.1 and his Accrued Benefit pursuant to Section 5.8. For purposes of determining the Credited Service of any Participant who has one or more actual periods of service with the Employer as an eligible Employee under Section 2.1(w), any period of employment which that Participant completed with any Affiliate shall be counted, to the extent that employment would have been treated as Credited Service had the Participant been in the Employer's employ at the time. However, no such credit shall be given for such employment with an Affiliate if the Participant participated during that period in any other qualified defined benefit or defined contribution plan sponsored by the Employer or the Affiliate.

          (o) "Disability" or "Disabled"--The inability to engage in any substantial gainful activity with the Employer by reason of any medically determinable physical or mental impairment that can be expected to result in death or be of long-continued and indefinite duration. A Participant shall be deemed to be Disabled only if such individual is eligible for and is actually receiving disability benefits under Title II of the Social Security Act.

          (p) "Direct Rollover"--A payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

          (q) "Distributee"--An Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

          (r) "Early Retirement Age"--The date on which a Participant attains the age of sixty (60) years or, if later, ten (10) years of Continuous Service. "Early Retirement Date" is the first day of the month after the Participant terminates employment after attaining Early Retirement Age and before attaining Normal Retirement Age.

          (s) "Earnings"--The total amount received by the Participant from the Employer as regular salary or wages which is subject to tax under Code
     Section 3402(a) during the Plan Year, including Employer-paid short term disability pay, plus any elective contributions made on the Employee's behalf pursuant to salary deferral or reduction arrangements in effect under Code Section 125, 401(k), 408(k) and 403(b) with the Employer or any Affiliate. However, the following items shall be excluded from Earnings: overtime pay; discretionary or formula bonuses; contributions to or benefits from any employee welfare or pension benefit plan (as those terms are defined in the Act) except for the elective contributions specified above; workman's compensation benefits; imputed compensation such as PS58 or Table I costs of life insurance; any deferred compensation payments; and any other form of irregular payments. Notwithstanding the foregoing, in the event that the Plan is a Top Heavy Plan during a Plan Year, "Earnings" in excess of Two Hundred Thousand Dollars ($200,000.00) during such Plan Year shall be disregarded for all relevant purposes. Such Two Hundred Thousand Dollar ($200,000.00) limitation shall be adjusted for each Plan Year commencing on or after January 1, 1988 to take into account any cost-of-living increase adjustment for that Plan Year allowable pursuant to the applicable Treasury regulations or rulings under Code Section 416(d)(2) and Code Section 415(d). Notwithstanding the foregoing, the Accrued Benefit earned by any Employee (including the family unit of a Highly Compensated Employee, as described below) for any Plan Year within the period commencing January 1, 1989 and ending December 31, 1993 shall not be based on Earnings in excess of Two Hundred Thousand Dollars ($200,000.00) This latter Two Hundred Thousand Dollar ($2000,000.00) limitation shall be adjusted for each Plan Year commencing after December 31, 1988 to take into account any cost-of-living increase adjustment for that Plan Year allowable pursuant to the applicable Treasury regulations or rulings under Code Section 401(a)(17)(B).

     Notwithstanding the foregoing, the Accrued Benefit earned by any Employee (including the family unit of a Highly Compensated Employee, as described below) for each Plan Year commencing on or after January 1, 1994 shall not be based on Earnings in excess of One Hundred Fifty Thousand Dollar ($150,000.00). If, for any calendar year after 1994, the excess (if any) of:

          (i) the One Hundred Fifty Thousand Dollars ($150,000.00) limitation, increased by the cost-of-living adjustment for that calendar year, over

          (ii) the dollar limitation in effect for the Plan Year beginning in the calendar year, is equal to or greater than $10,000,

     then the One Hundred Fifty Thousand Dollar ($150,000.00) limit (as previously adjusted under this sentence) for any Plan Year beginning in any subsequent calendar year shall be increased by the amount of such excess, rounded to the next lowest multiple of $10,000. The One Hundred Fifty Thousand Dollar ($150,000.00) limitation shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B) and the Treasury regula-tions thereunder; provided, however, the base period for purposes of Code
Section 401(a)(17)(B) shall be the calendar quarter beginning October 1, 1993.

     For purposes of applying the $200,000 or the $150,000 limit to Earnings of the family unit of each Highly Compensated Employee, the family unit will be treated as a single employee with one Earnings and the $200,000 limit or the $150,000 limit, as applicable, will be allocated among the members of the family unit in proportion to each member's Earnings (except for the purposes of determining Earnings below the Plan's integration level). For this purpose, a family unit is the Highly Compensated Employee such employee's spouse, and such employee's lineal descendants who have not attained age 19 before the close of the Plan Year.

          (t) "Effective Date"--January 1, 1988, except as otherwise provided in the Plan.

          (u) "Eligible Retirement Plan"--An individual retirement account described in Code Section 408(a), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

          (v) "Eligible Rollover Distribution"--Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payment (not less frequently than annually) made for the life expectancy of the Distributee or the joint life expectancies of the Distributee and Distributee's Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income.

          (w) "Employee"--Each person receiving Compensation or entitled to Compensation for services rendered to the Employer in the legal relation-ship of employer and employee and not in the relationship of a private contractor (or who would be entitled to Compensation were such person not on an Authorized Leave of Absence). The term "Employee" shall not include
     (i) any individuals who are included within a unit of Employees covered by a collective bargaining agreement for which retirement benefits were the subject of good faith bargaining, unless such collective bargaining agree-ment specifically provides for their participation in this Plan, (ii) any Leased Employees, as defined in Section 3.8, or (iii) any individuals who perform services at locations outside the United States. Employees of an operating unit acquired by Employer after the Effective Date shall not be "Employees" for purposes of the Plan, unless the Board designates such employees as "Employees" for purposes of the Plan.

          (x) "Employer"--Burr-Brown Corporation, and each successor in interest to the Employer resulting from merger, consolidation, or transfer of substantially all of its assets that elects to continue this Plan. The term "Employer" as used herein shall include each Affiliate which has elected by action of its board of directors, with the consent of the Board, to adopt this Plan. Each Affiliate adopting this Plan shall be deemed to have delegated to the Board all authority to amend or terminate the Plan and to appoint and remove the Plan Administrator and the Trustee.

          (y) "Entry Date"--Effective January 1, 1994, January 1st or July 1st. Prior to January 1, 1994, "Entry Date" is the first day of a month.

          (z)  "Hours of Service"--

          (1) An hour for which an Employee is directly or indirec compen-sated or entitled to compensation by the Employer or an Affiliate for the performance of duties. Such Hours of Service shall be credited to the respective computation period in which the duties were performed.

          (2) An hour for which an Employee is directly or indirectly compensated, or is entitled to compensation, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.
          No more than five hundred one (501) Hours of Service shall be credited under this paragraph (2) for any single continuous period (whether or not such period occurs in a single service computation period). Hours of Service under this paragraph (2) shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor regulations governing the computation of Hours of Service, which are incorporated herein by this reference.

          (3) An hour for which back pay (irrespective of mitigation of damages) is either awarded or agreed to by the Employer or an Affil-iate. The same Hours of Service shall not be credited both under paragraph (1) or paragraph (2) above, as the case may be, and under this paragraph (3). Hours of Service attributable to back pay credits will be credited to the respective service computation period or periods to which the back pay pertains, rather than to the service computation period or periods in which the award, agreement, or pay-ment is made.

          (4) Employees shall also be credited with any additional Hours of Service required to be credited pursuant to any Federal law other than the Act or the Code.

          (5) In lieu of determining Hours of Service under the foregoing paragraphs, the Plan Administrator may credit an Employee with ten
          (10) Hours of Service for each day for which any service must be credited. Such crediting shall be performed on a nondiscriminatory basis.

          (aa) "Key Employee"--An Employee or former Employee who, at any time during the Plan Year in which the "determination date" (as defined in Section 2.2) falls or any of the four (4) preceding Plan Years, is or was:

          (1) An officer of the Employer or an Affiliate whose Compensation from the Employer and the Affiliate exceeds one hundred fifty percent (150%) of the applicable dollar limitation of Code Section 415(c)(1)
          (A), as such sum shall be adjusted for each Plan Year commencing on or after January 1, 1988, to take into account any cost-of-living increase adjustment for that Plan Year pursuant to the Treasury regulations or rulings under Code Section 415(d). No more than the lesser of fifty (50) Employees or ten percent (10%) of the aggregate number of employees of the Employer and its Affiliates shall be con-sidered as officers for purposes of this paragraph. The number of officers considered to be Key Employees may be further limited in accordance with Code Section 416. In addition, whether a particular Employee is an "officer" for purposes of this paragraph shall be determined in accordance with Code Section 416 and the Treasury regulations issued thereunder.

          (2) An Employee (i) whose ownership interest in the Employer or any Affiliate is more than 0.5% and (ii) whose ownership interest in the Employer or any Affiliate is or was among the ten (10) largest owner-ship interests of persons who are employed by the Employer or an Affiliate, and (iii) whose Compensation from the Employer and any Affiliates exceeds the applicable dollar limitation of Code Section 415(c)(1)(A) for the calendar year in which the Plan Year ends (as such sum shall be adjusted for each Plan Year commencing on or after January 1, 1988, to take into account any cost-of-living increase adjustment for that Plan Year pursuant to the Treasury regulations or rulings under Code Sections 415(d) and 416(i)(1)). For purposes of this paragraph, if two (2) Employees have equal ownership interests, the Employee receiving the highest Compensation shall be treated as owning the larger interest.

          (3) An Employee owning more than five percent (5%) of the issued and outstanding shares of stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer.

          (4) An Employee owning more than one percent (1%) of the issued and outstanding shares of stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer and whose Compensation from the Employer and any Affiliate is more than One Hundred Fifty Thousand Dollars ($150,000).

     Ownership shall be determined under Code Section 318, as modified by Code Sections 416(i)(1)(B)(iii) and 416(i)(1)(C). In addition, for any Plan Year, the term Key Employee shall include the spouse or beneficiary of any deceased individual who would have been considered a Key Employee if he had terminated his employment on the date of his death.

          (ab) "Normal Retirement Age"--The date on which a Participant attains age sixty-five (65) or (if later) the earlier of the following dates: (i) the fifth (5th) anniversary of the date on which the Participant commenced participation in the Plan or (ii) the date he completes five (5) years of Continuous Service.

     Accordingly, the Participant's "Normal Retirement Date" shall the first day of the month following his attainment of Normal Retirement Age.

          (ac) "Participant"--An Employee who has satisfied the eligibility requirements specified in Section 3.1 and who is eligible to accrue retirement benefits under the Plan.

          (ad) "Pension Benefit Guaranty Corporation"--The corporation established pursuant to Section 4002 of the Act for the purpose of assisting in the preservation of pension benefits.

          (ae) "Plan"--The Burr-Brown Corporation Employee Retirement Plan, as set forth in this instrument, and as it may hereafter be amended.

          (af) "Plan Administrator"--The individual, entity or committee appointed to act as such pursuant to Section 9.1.

          (ag) "Plan Year"--A twelve (12) month period, commencing on each January 1 and ending on each following December 31. For purposes of Code
     Section 415, the Plan Year shall be the "limitation year."

          (ah) "Qualified Domestic Relations Order"--A domestic relations order meeting the requirements specified in Section 7.2.

          (ai)  "Super Top Heavy Plan"--A Super Top Heavy Plan as defined in
     Section 2.2.

          (aj) "Termination Date"--The earlier of (1) the date on which an Employee terminates employment with the Employer or any Affiliate by reason of retirement, death, quit or discharge or (2) the first anniversary of the start date of any other absence from employment with the Employer or any Affiliate. If an Employee's employment terminates during a period of absence, the period of absence will not be considered as part of the Employee's period of Continuous Service or Credited Service unless the Employee returns to employment with the Employer or an Affiliate within twelve (12) months after the date on which he was first absent from work.

          (ak)  "Top Heavy Plan"--A "Top Heavy Plan" as defined in Section 2.2.

          (al) "Trust Agreement"--The agreement entered into between the Employer and the Trustee.

          (am) "Trust Fund"--The fund established by the Employer pursuant to the terms of the Trust Agreement to provide for the funding of benefits under the Plan. The Trust Fund will be held, administered and distributed for the exclusive benefit of the Participants and their beneficiaries.

          (an) "Trustee"--The individual, individuals or entity selected by the Employer to act as such. The Trustee shall acknowledge acceptance of its appointment by the execution of the Trust Agreement or, in the case of a successor Trustee, by the execution of an appropriate written instrument. If the Employer appoints two or more individuals or entities to act jointly as the Trustee, the term "Trustee" shall refer collectively to all of such individuals or entities.

     2.2 Top Heavy Plan Provisions. The provisions of this Section 2.2 shall be observed in determining the Plan's status as a Top Heavy Plan or a Super Top Heavy Plan:

          (a) General Rules. The Plan will be a Top Heavy Plan for a Plan Year if, on the last day of the prior Plan Year or, with respect to the first Plan Year of the Plan, the last day of such first Plan Year (hereinafter referred to as the "determination date"), the present value of the cumulative Accrued Benefits under the Plan for Key Employees exceeds sixty percent (60%) of the present value of the cumulative Accrued Benefits credited to all Participants and beneficiaries under the Plan. The Plan will be a Super Top Heavy Plan if, on the determination date, the present value of the cumulative Accrued Benefits under the Plan for Key Employees exceeds ninety percent (90%) of the present value of the cumulative Accrued Benefits credited to all Participants and beneficiaries under the Plan.
     In calculating the present value of the cumulative Accrued Benefits, the following rules will apply:

          (1) The present value of the cumulative Accrued Benefit of any Participant hereunder shall be increased by including the aggregate distributions made with respect to such Participant under the Plan during the five (5) year period ending as of the applicable determina-tion date hereunder, except to the extent that the distribution is included in calculating the present value of the Participant's cumulative Accrued Benefit.

          (2) The present value of the cumulative Accrued Benefits of any current Employee who was formerly (but no longer is) a Key Employee shall be disregarded. In addition, the present value of the cumula-tive Accrued Benefits of any Participant who has not performed services for the Employer or an Affiliate during the five (5) year period ending on the determination date shall be disregarded.

          (3) The present values of Accrued Benefits as of any determination date shall be determined as of the most recent valuation date used for computing Plan costs for purposes of the minimum funding require-ments for the Plan pursuant to Code Section 412, regardless of whether a valuation is actually performed during that Plan Year. The Accrued Benefit of a Participant who is actively employed by the Employer as of the valuation date shall be determined as if the individual terminated employment as of such valuation date; provided, however, during the first Plan Year of the Plan, such Accrued Benefit for a current Participant may also be valued as of the determination date for such Plan Year. For purposes of determining the cumulative Accrued Benefits of Employees (other than Key Employees), an Accrued Benefit shall be determined under the method used for accrual purposes for all plans of the Employer or Affiliates, or, if there is no such common accrual method, then as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

          (4) The actuarial factors and assumptions used in making Actuarial Equivalency determinations shall be used in calculating the present value of a Participant's Accrued Benefit.

          (5) If an annuity contract is distributed to a Participant, the current actuarial value of the contract will be deemed to be the amount distributed.

          (b)  Aggregation of Plans.  Notwithstanding anything in this Section
     2.2 to the contrary, in the event that the Plan shall be determined by the Plan Administrator (in its sole and absolute discretion, but pursuant to the provisions of Code Section 416) to be a constituent in an "aggregation group," this Plan shall be considered a Top Heavy Plan or a Super Top Heavy Plan only if the "aggregation group" is a "top heavy group" or a "super top heavy group." For such purpose, an "aggregation group" shall include the following:

          (1) each plan intended to qualify under Code Section 401(a) sponsored by the Employer or an Affiliate in which one (1) or more Key Employees participate;

          (2) each other plan of the Employer or an Affiliate that is considered in conjunction with a plan referred to in clause (1) in determining whether or not the nondiscrimination and coverage require-ments of Code Sections 401(a)(4) and 410 are met; and

          (3) if the Plan Administrator, in the exercise of its discretion, so chooses, any other such plan of the Employer or an Affiliate which, if considered as a unit with the plans referred to in clauses (1) and
          (2), satisfies the requirements of Code Section 401(a) and Code
          Section 410.

     A "top heavy group" for purposes of this Section 2.2 is an "aggregation group" in which the sum of the present value of the cumulative Accrued Benefits for Key Employees (as determined by the Plan Administrator in accordance with the rules set forth in Section 2.2(a), above) under all "defined benefit plans" (as defined in Code Section 414(j)) included in such group plus the aggregate of the amounts credited to accounts of Key Employees under all "defined contribution plans" (as defined in Code Section 414(i)) included in such group exceeds sixty percent (60%) of the total of such similar sum determined for all employees and beneficiaries covered by all such plans (where such present values are those present values applicable to those determination dates of each plan which fall in the same calendar year). A "super top heavy" group is an "aggregation group" for which the sum so determined for Key Employees exceeds ninety percent (90%) of the sum so determined for all employees and benefici-aries. Such determinations will be made in accordance with applicable Treasury regulations under Code Section 416.

     2.3 Special Definitions. The following special definitions shall also be effect under the Plan:

          (a) "Annuity Starting Date"--the first day of the first period for which an amount is payable under this Plan as an annuity, or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

          (b) "Highly Compensated Employee"--a highly compensated active Employee or a highly compensated former Employee.

     A highly compensated active Employee means any Employee who performs service for the Employer or any Affiliate during the determination year and who, during the look-back year:

          (a) received Remuneration in excess of $75,000 (as adjusted pursuant to Code Section 415(d));

          (b) received Remuneration in excess of $50,000 (as adjusted pursuant to Code Section 415(d)) and was a member of the top-paid group for such year; or

          (c) was an officer of the Employer and received Remuneration during such year that is greater than 50 percent of the dollar limitation in effect under Code Section 415(b)(1)(A).

     The term Highly Compensated Employee also means:

          (d) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and are among the 100 Employees who received the most Remuneration during the determination year; and

          (e)  Employees who are 5 percent owners (as determined under Code
          Section 416(i)(1)) of the Employer or any Affiliate at any time during the look-back year or the determination year.

          If no officer has satisfied the Remuneration requirement of (c) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

          For purposes of this Section 2.3(b), the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immedi-ately preceding the determination year. Alternatively, the Employer may, by written instrument, elect to use the calendar year coincidental with the current Plan Year as the look-back year in accordance with the provi-sions of Section 1.414(q)-1T, Q&A 14(b).

          A highly compensated former Employee means any Employee who separated (or was deemed to have separated) from service prior to the determination year, performs no service for the Employer or any Affiliate during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

          If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most highly compensated Employees ranked on the basis of Remuneration paid for such year, then the family member and the 5 percent owner or top-ten highly compensated Employee shall be aggregated and treated as a single Highly Compensated Employee receiving Remuneration and benefits under the Plan equal to the sum of the individual Remuneration and benefits of the family member and the 5 percent owner or top-ten highly compensated Employee.
     For purposes of the foregoing, a family member means, with respect to any Highly Compensated Employee, such Employee's spouse, any lineal ascendant or descendant of such Employee and the spouses of such lineal ascendants and descendants.

          The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Remuneration that is considered, will be made in accordance with Code Section 414(q) and the Treasury regulations thereunder.

          (c) "Remuneration"--the Compensation paid to the Participant for the Plan Year, adjusted, however, to exclude any elective contributions made on his behalf for such Plan Year pursuant to salary deferral or reduction arrangements in effect under Code Sections 125, 401(k), 408(k) and 403(b) with the Employer or one or more Affiliates.

          (d) "Required Beginning Date"-- the first day of April following the close of the calendar year in which the Participant attains age 70 1/2.

          (e) "Spouse"--the person to whom the Participant is married on the relevant determination date under the Plan; provided, however, that the person to whom the Participant may have been formerly married shall be treated as his Spouse to the extent provided pursuant to a Qualified Domestic Relations Order under ARTICLE VII.

     2.4 Construction. The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. The term "delivered to the Plan Administrator," as used in the Plan, shall include delivery to a person or persons designated by the Plan Administrator for the disbursement and receipt of administrative forms. Headings and subheadings are for the purpose of reference only and are not to be considered in the construc-tion of this Plan. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect. All of the provisions of this Plan shall be construed and enforced according to the laws of the State of Arizona and shall be admin-istered according to the laws of such state, except as otherwise required by the Act, the Code or other Federal law. It is the intention of the Employer that the Plan as adopted by the Employer shall constitute a qualified plan under the provisions of Code Section 401(a) and that the Trust Fund maintained pursuant to the Trust Agreement shall be exempt from taxation pursuant to Code
Section 501(a). This Plan shall be construed in a manner consistent with the Employer's intention.

                           ARTICLE III
                  ELIGIBILITY AND PARTICIPATION

     3.1 Eligibility and Participation. Each Employee shall become a Partici-pant on the first Entry Date coincident with or next following the later of the day on which he (a) attains the age of eighteen (18) years or, effective Jan-uary 1, 1995, the age of twenty-one (21) years, or (b) completes one Year of Eligibility Service, unless he shall leave employment with the Employer prior to such date. For this purpose, a Year of Eligibility Service shall be the twelve (12) month period commencing on the date the Employee is credited with his first Hour of Service, provided he completes at least One Thousand (1,000) Hours of Service during that twelve (12) month period; otherwise, a Year of Eligibility Service shall be the first Plan Year commencing on or after the date such Employee renders his first Hour of Service in which he is credited with at least One Thousand (1,000) Hours of Service.

     3.2 Crediting of Service. The following service and break-in-service rules shall be in effect under the Plan:

          (a) All periods of Continuous Service shall be taken into account, except that the following periods of Continuous Service shall not be credited to Employees for vesting purposes under ARTICLE V:

          -    Periods of Continuous Service completed prior to January 1,
               1988, that would have been disregarded for vesting purposes under the "break in service" provisions of the Plan as set forth in
               Section 3.3; and

          -    Periods of Continuous Service excluded pursuant to Section 3.3.

          (b) Should an Employee incur five (5) or more consecutive Breaks of Continuous Service before completing one Year of Eligibility Service, then the period of service rendered prior to the start of those Breaks of Continuous Service shall not be taken into account for purposes of the participation requirements of Section 3.1.

     3.3 Effect of Rehiring. The years of Continuous Service credited to a nonvested Employee prior to his incurrence of a Break in Continuous Service shall be disregarded and that individual shall be treated as a new Employee for purposes of this Plan upon re-employment if his Break in Continuous Service is sixty (60) months or more. Subject to the foregoing break-in-service rule and except as otherwise provided in Section 5.10 with respect to an Employee who received a distribution following his prior termination of employment, should an Employee separate from employment with the Employer and be subsequently rehired, then that Employee shall be credited with all periods of Continuous Service credited to him during his prior period of employment once he completes one (1) year of Continuous Service after his return. If such an Employee (other than a nonvested Employee whose service is disregarded pursuant to the foregoing break-in-service rule) was a Participant or had satisfied the eligi-bility requirements of Section 3.1 during his prior period of employment and following his return he is otherwise eligible to participate in the Plan, then that Employee shall commence participation in the Plan upon the later of his date of rehire or the date on which he would have commenced participation if his employment had not terminated.

     3.4 Authorized Leaves of Absence. The following leaves of absence provisions shall be in effect under the Plan:

          (a) An Employee shall not be charged with a Break in Continuous Service during an Authorized Leave of Absence if the Employee's Break in Continuous Service is attributable to the Authorized Leave of Absence, and his participation in the Plan shall not be terminated during the Authorized Leave of Absence.

          (b) An Employee who remains absent from active employment by reason of a Maternity or Paternity Leave (as defined below) shall be deemed to incur a Termination Date upon the earlier of (i) the date which is twenty-four (24) months after the commencement of the Maternity or Paternity Leave or (ii) the date on which the Employee quits, dies or retires; provided, however, that solely for purposes of calculating Continuous Service and applying the break-in-service rules of Section 3.3, only the first twelve (12) months of such Maternity or Paternity Leave shall be taken into account as Continuous Service and the next twelve (12) months of such Maternity or Paternity Leave shall be considered neither a period of Continuous Service nor a Break in Continuous Service. In the event the Maternity or Paternity Leave also constitutes an Authorized Leave of Absence under Section 3.4(a), then the provisions of Section 3.4(a), to the extent they provide more favorable Continuous Service credits to the Employee than the corresponding provisions of this Section 3.4(b), shall be controlling.

          (c) For purposes of this Section 3.4, a Maternity or Paternity Leave is any absence of the Employee, whether or not approved under Section 3.4(a), which is directly attributable to and caused by:

          (i)   such Employee's pregnancy,

          (ii)  the birth of a child of such Employee,

          (iii) the placement of a child with such Employee in connection with the Employee's adoption of such child, or

          (iv) the care of such child for a period beginning with such birth or placement.

          (d) The Plan Administrator may, as a condition to the Employee's qualification for the special benefits provided under Section 3.4(b), require the Employee to provide written confirmation and other substan-tiation as follows:

          (1) on or before the commencement of the leave, that the absence will qualify as a Maternity or Paternity Leave in accordance with the criteria specified in clauses (i) through (iv) above, and

          (2) on or before the completion of the leave, the number of days for which the Maternity or Paternity Leave was in fact incurred for one or more of the causes specified in clauses (i) through (iv) above.

     3.5 Employment with Affiliates. For the purpose of computing (i) an Employee's Hours of Service for purposes of Section 3.1 and (ii) an Employee's period of Continuous Service, periods of employment with one or more Affiliates of the Employer shall be taken into account to the same extent as if such employment were rendered in an eligible Employee classification with the Employer. In addition, individuals who have one or more periods of employment in an eligible Employee classification with the Employer will also receive Credited Service for any period of employment which they completed with an Affiliate, to the extent that employment would have been treated as Credited Service had the individual been in the Employer's employ at that time. However, no such credit shall be given for such employment with an Affiliate if the

Participant participated during that period in any other qualified defined benefit or defined contribution plan sponsored by the Employer or the Affiliate.

Persons employed by a business organization that is acquired by the Employer or by an Affiliate of the Employer shall, in the event that they become Employees, be credited with Continuous Service hereunder for their periods of service with such predecessor employer, to the extent required pursuant to Treasury regula-tions under Code Section 414(a)(2).

     3.6 Termination of Participation. An individual's participation in the Plan, but not his right to the payment of benefits (if any), shall terminate upon such individual's separation from employment with the Employer.

     3.7 Transfer to and from an Eligible Class of Employees. A Participant will automatically become ineligible to participate in the Plan as of the effective date of a change in his employment classification with the Employer if as a result of such change he is no longer an "Employee" as defined in
Section 2.1(w). If an employee of the Employer is not an "Employee" as defined in Section 2.1(w) due to his employment classification, he shall participate immediately upon becoming a member of an eligible class of "Employees" if he has satisfied the requirements set forth in Section 3.1 and would have become a Participant previously had he been in an eligible employment classification with the Employer. In any event, an individual's service in an ineligible employment classification with the Employer shall be considered in calculating the individual's years of Continuous Service for purposes of vesting, Early Retirement Age, early retirement benefits, early payout under Section 4.5, the special retirement benefit under Section 5.6 or any other purposes, but such service shall not be taken into account in the calculation of Credited Service for purposes of determining his normal retirement benefit or his Accrued Bene-fit. Notwithstanding the foregoing, an individual with one or more periods of service as an eligible Employee of the Employer shall not, during any period of service rendered as an employee of an Affiliate, be treated as employed in an ineligible employment classification, unless he participated during that period in any other qualified defined benefit or defined contribution plan sponsored by the Employer or the Affiliate, but no Earnings received by such individual while in the employ of such Affiliate or in any other ineligible employment classification shall be taken into account in the calculation of his "Average Monthly Earnings."

     3.8 Leased Employees. For purposes of the Plan, a Leased Employee shall be any person (other than an Employee) who pursuant to an agreement between the Employer and the leasing organization has performed services for the Employer on a substantially full time basis for a period of a least one year (as determined in accordance with the applicable provisions of proposed Treasury Regulation Section 1.414(n)-1(b)(10)), and such services are of a type histor-ically performed by employees in the business field of the Employer. A Leased Employee shall not be treated as an actual Employee eligible for participation in the Plan, but he shall be treated as Employee solely for purposes of the non-discriminatory coverage requirements of Code Section 410(b), unless:

          (i) such individual is covered by a money purchase pension plan of the leasing organization which provides (A) a non-integrated employer contribution rate of at least ten percent (10%) of compensation (as defined by Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from such individual's gross income under Code Section 125, 402(a) (8), 402(h) or 403(b), plus (B) immediate participation, and (C) full and immediate vesting, and

          (ii) Leased Employees do not constitute more than twenty percent (20%) of the Employer's non-highly compensated workforce (as deter-mined pursuant to Code Section 414(n)(5)(c)(ii)).

     A Leased Employee shall, however, be entitled to service credits under the Plan for his period of service with the Employer in accordance with the follow-ing provisions:

     - Upon completion of one year of full-time service (but subject to the break in service provisions of proposed Treasury Regulation Section 1.414(n)-1(b)(13)), the Leased Employee shall, with respect to the period he has performed services for the Employer, be credited with Eligibility Service for purposes of Section 3.1 of the Plan and with Continuous Ser-vice for all other purposes under the Plan (othe than the computation of Credited Service). However, should such individual actually become an Employee, then such service shall also be taken into account as Credited Service.

     - All service credit granted pursuant to these provisions shall, how-ever, be subject to the break in service provisions of the Plan, to the same extent as if such service were performed by the Leased Employee while he was an actual Employee.

                           ARTICLE IV
                    ELIGIBILITY FOR BENEFITS

     4.1 Attainment of Normal Retirement Age. Each Participant who shall retire upon attaining his Normal Retirement Age shall be entitled to a non-forfeitable normal retirement benefit as provided in Section 5.1 of the Plan, with payments to begin as of the Participant's Normal Retirement Date. If a Participant defers his retirement and remains in the employ of the Employer or an Affiliate after his Normal Retirement Date, he shall continue to accrue benefits in accordance with Section 5.1. The deferred retirement benefit payments shall begin as of the first day of the month following his actual retirement.


     4.2 Attainment of Early Retirement Age. Any Participant whose employment is terminated after his Early Retirement Date but prior to his Normal Retire-ment Date shall be entitled to a nonforfeitable early retirement benefit as provided in Section 5.2 of the Plan. A Participant who retires on or after his Early Retirement Date may elect in writing to receive his early retirement benefits as of the first day of any month prior to his Normal Retirement Date. Such election shall be made in writing on a form provided by and filed with the Plan Administrator at least thirty (30) days prior to the date desired for commencement of the Participant's benefits. However, if such benefit payments commence prior to the Participant's Normal Retirement Date, the amount of those payments shall be reduced in accordance with Section 5.2 for each month by which the commencement date precedes such Normal Retirement Date.

     4.3 Disability. Should a Participant become Disabled prior to retirement or any other separation from employment with the Employer and have at least five (5) years of Continuous Service as of the last day of his period of active employment with the Employer, then that Participant shall be entitled to a Disability benefit as provided in Section 5.3 of the Plan. A Participant's Disability retirement benefit payments shall commence as of the first day of the calendar month following the Participant's separation from employment due to Disability. Disability retirement benefit payments shall not be payable for any earlier month. In no event shall a Participant be entitled to receive simultaneously both a Disability retirement benefit and a normal, early or termination retirement benefit.

     4.4 Death Benefits. Should a Participant with at least five (5) years of Continuous Service die prior to retirement, Disability or any other separation from employment, then the beneficiary of that Participant shall be entitled to the benefits (if any) provided under Section 5.4 and Section 5.5 of the Plan. Any death benefits payable to an nmarried Participant in accordance with Sec-tion 5.4 shall commence as soon as possible following that Participant's death and shall be paid in the form set forth in Section 5.4 of the Plan. Death benefits payable with respect to a married Participant shall be payable in accordance with the surviving spouse annuity provisions set forth in Section
5.5 of the Plan.  A special death benefit shall be payable in accordance with
Section 5.6 upon the death of a retired Participant.

     Each Participant shall have the right to designate, on a form supplied by and delivered to the Plan Administrator, a beneficiary or beneficiaries to receive benefits pursuant to this Section 4.4 in the event of his death. Each Participant may change his beneficiary designation from time to time. Upon receipt of such designation by the Plan Administrator, such designation or change of designation shall become effective as of the date of the designation. However, a beneficiary designation filed by a married Participant designating a beneficiary other than his Spouse shall not be effective, unless the Spouse consents to such designation in accordance with the spousal consent require-ments of Section 6.6. There shall be no liability on the part of the Employer, the Plan Administrator or the Trustee with respect to any payment authorized by the Plan Administrator in accordance with the most recent valid beneficiary designation of the Participant in its possession before receipt of a more recent valid beneficiary designation. If no designated beneficiary is living when benefits become payable, or if there is no validly designated beneficiary, then the beneficiary shall be the Participant's Spouse. If there is no such validly designated beneficiary or surviving Spouse, then the beneficiary shall be the estate of the Participant.

     4.5 Other Separation From Employment. Should the Participant separate from employment with the Employer for any reason prior to retirement, death or Disability, he shall be entitled to receive the termination benefit (if any) provided under Section 5.7 commencing as of the first day of the month following the Participant's attainment of his Normal Retirement Age. If the Participant satisfied the Continuous Service requirement for early retirement prior to his termination of employment, the termination benefit may commence as of the first day of the month following the Participant's attainment of his Early Retirement Age if the Participant elects to receive his termination benefit as of such date. Such election shall be made in writing on a form provided by and filed with the Plan Administrator at least thirty (30) days prior to the date desired for commencement of th Participant's benefits. If a Participant's termination benefit payments commence prior to his Normal Retire-ment Date, the amount of the payments shall be reduced in the same fashion as an early retirement benefit for each month by which the first early retirement benefit payment precedes the Participant's Normal Retirement Date.

                            ARTICLE V
                    DETERMINATION OF BENEFITS

     5.1 Normal Retirement Benefit. The normal retirement benefit to which a Participant is entitled pursuant to Section 4.1 shall be determined as of his retirement date. The normal retirement benefit shall be a monthly benefit for the life of the Participant equal to the sum of the following:

          (a) One-half percent (.5%) of the Participant's Average Monthly Earnings multiplied by the years of Credited Service then credited to the Participant; plus

          (b) One-half percent (.5%) of his Average Monthly Earnings in excess of Covered Compensation multiplied by the years of Credited Service then credited to the Participant.

     The maximum number of years of Credited Service that may be credited for purposes of calculating a Participant's normal retirement benefit is twenty
(20). A Participant who remains employed after attaining Normal Retirement Age shall continue to accrue normal retirement benefits pursuant to this Section 5.1, up to the twenty (20)-year maximum, and his normal retirement benefit, payable in the basic form under Section 6.2, shall not be less than the largest normal retirement benefit that would have been provided him under this Section
5.1 had he retired on any earlier date.

     If this Plan is a Top Heavy Plan for any Plan Year, a Participant's normal retirement benefit shall be the greater of the amount determined pur-suant to the foregoing provisions of this Section 5.1 or the amount determined pursuant to Section 5.9 for such Plan Year.

     5.2 Early Retirement Benefit. The early retirement benefit to which a Participant is entitled pursuant to Section 4.2 shall be a monthly benefit for life in an amount equal to the Participant's benefit determined under Section 5.1, reduced, if the payments begin prior to the Participant's Normal Retire-ment Date, by .00555 for each month by which the early retirement benefit commencement date precedes the Participant's Normal Retirement Date.

     5.3 Disability Benefit. The Disability benefit to which a Participant shall be entitled pursuant to Section 4.3 shall be a monthly payment for life in an amount equal to the Participant's benefit determined under Section 5.1 on the basis of his Credited Service prior to Disability. The Disability retire-ment benefit payments shall commence in accordance with the provisions of
Section 4.3, and there shall be no reduction for the commencement of benefits prior to the Participant's Normal Retirement Date. A Participant who has not completed at least five (5) years of Continuous Service as of the last day of his period of active employment with the Employer shall not be entitled to any benefit under the Plan if his employment is subsequently terminated due to Disability.

     5.4 Death Benefit. Should a married Participant die prior to his Annuity Starting Date, then his Spouse (as determined of the date of such Participant's death) shall receive the surviving spouse annuity pursuant to Section 5.5. If the married Participant had not attained age sixty (60) at the time of his death, then his Spouse may elect within twelve (12) months of the Participant's death to receive a lump sum distribution which is the Actuarial Equivalent of the surviving spouse annuity.

     Should an unmarried Participant die prior to his Annuity Starting Date but while still employed by Employer, a lump sum death benefit shall be payable to his designated beneficiary or beneficiaries equal in the aggregate to the Actu-arial Equivalent of the surviving spouse annuity which would have been payable pursuant to Section 5.5 had such Participant had a spouse of the same age.

     For purposes of calculating the lump sum Actuarial Equivalent of a benefit for purposes of this Section 5.4, the interest rate shall be the rate used by the Pension Benefit Guaranty Corporation (as of January 1 of the year of the distribution) for purposes of determining he present value of a lump sum distri-bution upon plan termination. Such determination shall made in compliance with the present value provisions of Code Section 417(e) and the Treasury regula-tions thereunder.

     5.5 Surviving Spouse Annuity. The annuity payable to the surviving Spouse of a married Participant with at least five (5) years of Continuous

Service who dies prior to his Annuity Starting Date shall be a monthly benefit for her life in an amount calculated as follows:

          - The monthly benefit the Spouse would have received had the Participant (1) separated from employment on the date of his death (unless the Participant had separated from employment prior to his death, in which case the Participant's actual date of separation from employment shall be used), (2) survived until the date benefits become payable to his surviving Spouse, (3) elected to retire on that date and receive an immediate qualified joint and survivor annuity as described in Section 6.3 and (4) died on the day after such annuity became effective.

     The monthly annuity payable to the Spouse under this Section 5.5 shall commence as of the first day of the month in which the Participant would have attained his Normal Retirement Date, unless the Spouse shall elect an earlier commencement date for such annuity. In addition, the surviving Spouse of a vested Participant who dies prior to attaining age sixty (60) may elect a lump sum distribution in accordance with Section 5.4.

     In no event may the monthly annuity payable under this Section 5.5 com-mence earlier than the first day of the month in which the Participant would attained age sixty (60) had he survived.

     5.6 Special Retiree Death Benefit. Effective January 1, 1995, upon the death of a Participant who retires from employment with the Employer or any Affiliate on or after attaining age sixty (60) and completing at least ten (10) years of Continuous Service, the Participant's designated beneficiary or ben-eficiaries shall be paid a lump sum death benefit in the aggregate amount of Two Thousand Five Hundred Dollars ($2,500). Such benefit provided under this Plan shall be in lieu of the Two Thousand Five Hundred Dollar ($2,500) death benefit the Company is otherwise required to provide directly out of its general assets pursuant to existing contractual arrangements with one or more current or former Participants.

     5.7 Termination Benefit. The termination benefit to which a Participant with at least five (5) years of Continuous Service is entitled pursuant to
Section 4.5 shall be equal to his Accrued Benefit. If a Participant has not completed at least five (5) years of Continuous Service at the time of his termination of employment with the Employer or any Affiliate, then he shall not be entitled to receive any termination benefit under the Plan.

     In the event that the Plan should become a Top Heavy Plan during a Plan Year, the termination benefit of a Participant separating from employment during that Plan Year shall equal his Accrued Benefit multiplied by the appro-priate vesting percentage from the following table:

          Years of Continuous Service      Percent Vested
          Less than two                           0%
          Two but less than three                20%
          Three but less than four               40%
          Four but less than five                60%
          Five or more                          100%

     Except as provided in Section 5.10, a Participant's termination benefit shall be payable in accordance with the form selected pursuant to ARTICLE VI.

     Notwithstanding anything to the contrary in this Section 5.7, the Accrued Benefit of a Participant with less than five (5) years of Continuous Service shall, with respect to his 0% vested interest therein, be deemed distributed upon his incurrence of a Break in Continuous Service of twelve (12) months, and his one hundred percent (100%) unvested interest in such Accrued Benefit shall be immediately forfeited upon such Break in Continuous Service. However, should such Participant return to Employee status before incurring a Continuous Break in Service of sixty (60) months or more, then his forfeited Accrued Ben-efit shall be immediately restored.

     5.8 Accrued Benefit. A Participant's Accrued Benefit shall be determined in accordance with this Section 5.8:

          (a) General Rule. A Participant's Accrued Benefit as of any given date shall equal the Participant's estimated benefit at Normal Retirement Age multiplied by a fraction, not exceeding one (1), the numerator of which is the actual completed full years and months (expressed as fractions of a year) of the Participant's Credited Service as of the determination date and the denominator of which is the total number of completed full years and months (expressed as fractions of year) of Credited Service that would have been credited to such Participant had he separated from employment on his Normal Retirement Date.

          (b) Estimating Normal Retirement Benefits. The Plan Administrator will estimate the normal retirement benefits (determined in accordance with Section 5.1) to which each Participant will be entitled on his Normal Retirement Date. In making its estimate, the Plan Administrator shall assume that the Participant will continue his service with Employer to his Normal Retirement Date and that his Average Monthly Earnings on his Normal Retirement Date will be equal to his Average Monthly Earnings calculated as of the day on which the Participant's Accrued Benefit is being determined.

          (c) Top Heavy Minimums. If this Plan is at any time a Top Heavy Plan, a Participant's Accrued Benefit shall be the greater of the amount determined pursuant to the foregoing provisions of this Section 5.8 or the amount determined pursuant to Section 5.9.

          (d) Recalculation of Accrued Benefit of Participants in Pay Status. The Accrued Benefit of a Participant who earns additional years of Credited Service after receiving any distribution from the Plan shall be equal to the excess of (1) over (2):

          (1) The Participant's Accrued Benefit determined under the applic-able section of ARTICLE V on his Calculation Date (as defined herein) based on all years of Credited Service earned during the period of the Participant's employment; and

          (2) The monthly amount which is Actuarially Equivalent to the aggregate benefits distributed to the Participant from the Plan prior to the Calculation Date which were paid as monthly amounts (a) for any month prior to the Participant's Normal Retirement Date and (b) for any month in which the Participant was an active Employee after his Normal Retirement Date.

     Notwithstanding the foregoing, such recomputed monthly benefit shall not be less than the monthly benefit received by the Participant prior to his Calculation Date converted to a monthly annuity for the life of the Participant payable as of the Calculation Date. The first recomputed payment shall include any retroactive payments due for any month within the suspension period under
Section 6.8 in which the Participant was not an active Employee. Also the first recomputed payment shall be reduced to the extent permitted under Department of Labor Regulations Section 2530.203 by any payment made to the Participant which he was not entitled to receive pursuant to the suspension of provisions in effect under Section 6.8. The recomputation under this Section
5.8 shall be made as of each Calculation Date, and such purpose the "Calcula-tion Date" for a Participant who earns Credited Service after receiving one or more benefit payments under ARTICLE V of the Plan will be each January 1 and the date he subsequently terminates employment with the Employer.

     5.9 Top Heavy Benefits. Should the Plan become Top Heavy Plan for any Plan Year, then, for purposes of this ARTICLE V, the normal retirement benefit of any Participant (other than a Key Employee) who retires on or after his Normal Retirement Date and the Accrued Benefit of any other Participant (other than a Key Employee), when expressed as an "annual retirement benefit," shall not be less than the Participant's "average annual Remuneration" multiplied by the lesser of (a) two percent (2%) multiplied by the number of the Partici-pant's completed full years and months (expressed as fractions of a year) of Credited Service with the Employer (as modified hereinafter), or (b) twenty percent (20%). For purposes of this Section 5.9, a Participant's years and months of Credited Service shall not include service performed in a Plan Year beginning prior to January 1, 1988 or a year during which a Plan Year ended if the Plan was not a Top Heavy Plan during that Plan Year. The "average annual Remuneration" of a Participant is the average rate of annual Remuneration in effect for the Participant during any five (5) consecutive Plan years in which such Remuneration is the greatest, excluding Plan Years ending prior to January 1, 1984 and Plan Years commencing after the last Plan Year for which the Plan was a Top Heavy Plan. However, the annual Remuneration taken into account for each Plan Year within the period for which the Participant's average annual Remuneration is determined shall not, for any Plan Year beginning before January 1, 1994, exceed $200,000.00, as adjusted by the applicable cost-of-living increase factor (if any) in effect under Code Section 415(d) for each Plan Year within such period. Effective for any Plan Year beginning on or after January 1, 1994, the annual Remuneration taken into account for each Plan Year within the period for which the Participant's average annual Remuneration is determined shall not exceed $150,000.00, as adjusted by the applicable cost-of-living increase factor (if any) in effect under Code Section 401(a)(17)(B) for each Plan Year within such period. The "annual retirement benefit" is that benefit payable annually in the form of a single life annuity (with no ancil-lary benefits) beginning at Normal Retirement Age. If the benefit payable upon termination of employment under the Plan is payable in a form other than a single life annuity with no ancillary benefits beginning at Normal Retirement Age, then the "annual retirement benefit" shall be adjusted to the form and timing of the benefit payable under the Plan on the basis of the actuarial factors and assumptions used for purposes of making Actuarial Equivalency determinations.

     5.10 Cash Outs and Repayment of Distributions. If the termination benefit payable to a Participant pursuant to Section 5.7 is Actuarially Equivalent to a lump sum distribution of Three Thousand Five Hundred Dollars ($3,500.00) or less, the Plan Administrator shall direct the Trustee to pay the termination benefit in the form of a lump sum distribution not later than sixty
(60) days after the close of the Plan Year following the Plan Year in which the Participant's employment terminates, subject, however, to any earlier payment date required pursuant to the provisions of Section 6.1. No distribution may be made pursuant to the preceding sentence after the Annuity Starting Date unless the Participant and the Participant's spouse, if any, (or where the Participant has died, his spouse alone) consent in writing to such distribu-tion. For purposes of calculating the lump sum Actuarial Equivalent of a benefit for purposes of this Section 5.10, the interest rate shall be the rate used by the Pension Benefit Guaranty Corporation (as of January 1 of the year of the distribution) for purposes of determining the present value of a lump sum distribution upon plan termination. A Participant who receives a lump sum distribution of his Accrued Benefit shall be given the opportunity to repay the full amount of that distribution, plus interest at a rate determined under Code
Section 411(c)(2)(C), should he return to employment with the Employer or any Affiliate. The repayment may be made at any time prior to the earlier of (a) the end of the five (5)-year period measured from the first date on which the Participant is subsequently reemployed by Employer or (b) the incurrence of a Break in Continuous Service of sixty (60) months measured from the date of the prior distribution. If a Participant does not exercise his right to repay the prior distribution (with interest as provided above) in such a timely manner, the years and months of Credited Service performed by the Participant prior to the distribution shall be disregarded in calculating his normal retirement benefit and his Accrued Benefit.

     5.11 Other Small Benefits. Notwithstanding anything in this ARTICLE V to the contrary, in the event that the value of any benefit described in ARTICLE
V (including the surviving spouse benefit provided by Section 5.5) other than a termination benefit shall be Actuarially Equivalent to a lump sum benefit of Three Thousand Five Hundred Dollars ($3,500.00) or less, the Plan Administrator shall direct immediate payment of the benefit in a single lump sum. No distribution may be made pursuant to the preceding sentence after the Annuity Starting Date unless the Participant and the Participant's spouse, if any, (or where the Participant has died, his spouse alone) consent in writing to such distribution. For purposes of calculating the lump sum Actuarial Equivalent of a benefit for purposes of this Section, the interest rate shall be the rate used by the Pension Benefit Guaranty Corporation (as of January 1 of the year of the distribution) for purposes of determining the present value of a lump sum distribution upon plan termination.

     5.12 Limitation on Benefits: General Rules. Notwithstanding anything to the contrary in this ARTICLE V, the maximum normal retirement, late retirement, early retirement, death, Disability or termination benefit payable under this Plan to which a Participant or former Participant is entitled shall not exceed an amount payable in any Plan Year in the form of a straight life annuity that shall exceed the lesser of Ninety Thousand Dollars ($90,000.00) or one hundred percent (100%) of the Participant's average Remuneration for the three (3) consecutive Plan Years in which the Participant's average Remuneration was the greatest. The Ninety Thousand Dollar ($90,000.00) limitation shall be adjusted for each Plan Year commencing on and after January 1, 1988, to take into account any cost-of-living increase adjustment for that Plan Year allowable pursuant to the Treasury regulations or rulings under Code Section 415(d). Any such adjustment shall be effective only as of the first day of the Plan Year ending within the respective calendar year for which the cost-of-living increase adjustment is announced.

     The limitations of this Section 5.12 shall be deemed to be satisfied as to any Participant who has at no time participated in any defined contribution plan sponsored by the Employee if the annual benefit payable to the Participant does not exceed One Thousand Dollars ($1,000.00) multiplied by the Participant's number of years and months (expressed as fractions of a year) of Continuous Service (not to exceed ten (10)) with the Employer.

     If benefits are payable to a Participant or former Participant in any form of benefit other than in the form of a straight life annuity or a qualified joint and survivor annuity, for purposes of applying the limitations of this
Section 5.12 the benefits shall be actuarially adjusted to the form of a straight life annuity on the basis of reasonable actuarial assumptions, provided that the interest assumption shall not be less than the greater of five percent (5%) or the post-retirement interest rate used for purposes of making Actuarial Equivalency determinations.

     In the event that benefits become payable under this Plan to a Participant prior to the attainment of the "social security retirement age," the Ninety

Thousand Dollar ($90,000.00) limitation referred to in the first paragraph of this Section 5.12 (the "dollar limitation") shall be actuarially adjusted to the equivalent of a benefit beginning at the "social security retirement age," itemizing an interest rate assumption not less than the greater of five percent (5%) or the post-retirement interest rate used for purposes of making Actuarial Equivalency determinations. The foregoing adjustment shall be made in such manner as the Secretary of the Treasury may prescribe which is consistent with the reduction for old-age insurance benefits commencing before the social security retirement age under the Social Security Act. In the event that benefits become payable under this Plan to a Participant subsequent to the attainment of the "social security retirement age," the dollar limitation of this Section 5.12 shall be actuarially adjusted, utilizing an interest assump-tion not greater than the lesser of five percent (5%) or the post-retirement interest rate used for purposes of making Actuarial Equivalency determinations, so that it is equivalent to a benefit beginning at the "social security retire-ment age," provided that such limitation may not exceed one hundred percent (100%) of the Participant's average Remuneration for the three (3) consecutive Plan Years in which the Participant's average Remuneration is the greatest.
For purposes of this paragraph, "social security retirement age" has the same meaning as set forth in Code Section 415(b)(8).

     If a Participant who becomes entitled to a benefit under the Plan is at the time credited with less than ten (10) years of Credited Service, including Credited Service rendered after retirement, then for the purpose of applying the projected benefit limitations of this Section 5.12, such limitations shall be multiplied by a fraction, the numerator of which is the completed full years and months (expressed as fractions of a year) of Credited Service rendered by the Participant, and the denominator of which is ten (10). If the benefits payable to a Participant are limited hereunder, his benefits shall increase, although not retroactively, as the maximum is increased until the Participant reaches the level called for by the Plan.

     5.13 Limitation on Benefits: Multiple Defined Benefit Plans. The limitations of Section 5.12 with respect to any Participant who is at any time participating in any other "defined benefit plan," as defined in Code Section 414(j), maintained by the Employer or any Affiliate shall apply as if the total benefits payable under all such defined benefit plans in which the Participant is participating were payable from this Plan.

     5.14 Limitation on Benefits: Participants in Defined Contribution Plans. In any case where a Participant under this Plan is also a participant in one or more "defined contribution plans," as defined in Code Section 414(i), main-tained by the Employer or any Affiliate, the sum of the "defined contribution plan fraction" under such plan or plans and the "defined benefit plan fraction" under this Plan and all other defined benefit plans shall not exceed one (1.0).

     The "defined benefit plan fraction" for any Plan Year is a fraction, the numerator of which is the projected annual benefit payable to the Participant as of the close of the current Plan Year under all defined benefit plans

(whether or not terminated) maintained by the Employer and the denominator of which is the lesser of one hundred twenty-five percent (125%) of the dollar limitation in effect for the Plan Year under Code Section 415(b) (1)(A), as adjusted pursuant to Code Section 415(d), or one hundred forty percent (140%) of the Participant's average Remuneration for the three (3) Plan Years during which such Remuneration is the highest. For any Plan Year for which the Plan is Top Heavy, the denominator of the defined benefit plan fraction will be the lesser of one hundred percent (100%) rather than one hundred twenty-five percent (125%) of the dollar limitation in effect for the Plan Year under Code
Section 415(b)(1)(A) or one hundred forty percent (140%) of the Participant's average Remuneration for the three (3) Plan Years during which such Remunera-tion is highest, unless both of the following conditions are satisfied, in which case the defined benefit plan fraction shall be calculated as above:

          (a)  The Plan is not a Super Top Heavy Plan; and

          (b) The contributions or benefits on behalf of all Participants other than Key Employees meet the requirements of Code Section 416(h).

     The "defined contribution plan fraction" for any Plan Year is a fraction, the numerator of which is the sum of the annual additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by the Employee for the current and all prior Plan Years (including the annual additions attributable to the Participant's nondeductible employee contributions to any defined benefit plan, whether or not terminated, main-tained by the Employer) and the denominator of which is the sum of the "maximum aggregate amounts" for the current and all prior Plan Years of service with the Employer, regardless of whether a plan was maintained by the Employer during such years. The "maximum aggregate amount" in any Plan Year is the lesser of one hundred twenty-five percent (125%) of the dollar limitation in effect under Code Section 415(c)(1)(A) or thirty-five percent (35%) of the Participant's Remuneration for such year. For any Plan Year for which the Plan is a Top Heavy Plan, the "maximum aggregate amount" is the lesser of one hundred percent (100%) of the dollar limitation in effect under Code Section 415(c)(1)(A) or thirty-five percent (35%) of the Participant's Remuneration for such year, unless both of the following conditions are satisfied:

          (a)  The Plan is not a Super Top Heavy Plan; and

          (b) The contributions or benefits on behalf of all Participants other than Key Employees meet the requirements of Code Section 416(h).

     If a Participant was a participant in one or more defined contribution plans maintained by the Employer which were in existence on July 1, 1982, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit plan fraction would otherwise exceed one (1.0) under the terms of this Plan. Under the adjustment, an amount equal to the, product of (a) the excess of the sum of the fractions over one (1.0) and (b) the denominator of this fraction will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the later of (a) the end of the last Plan Year beginning before January 1, 1983 or (b) June 30, 1983. This adjustment also will be made if at the end of the last Plan Year beginning before January 1, 1984 the sum of the fractions exceed one (1.0) because of accruals or additions that were made before the limitations of Code Section 415, as revised by the Tax Equity and Fiscal Responsibility Act of 1982, became effective to any plans of the Employer in existence on July 1, 1982.

     If the sum of the defined benefit plan fraction and the defined contribu-tion plan fraction is in excess of one (1.0), then the annual pension payable under this Plan shall be reduced. The reduction shall be of sufficient amount to eliminate the excess over one (1.0). The benefits payable under this Plan shall also be reduced immediately prior to a allocation to the Participant's accounts under the defined contribution plan or plans if such reduction is necessary in order for the combined maximum limitation not to be exceeded.

     For purposes of this Section 5.13 and the application of Code Section 415(c), the "annual addition" allocated to a Participant under any plan main-tained by the Employer shall include the sum of the amounts described in (a),
(b) and (c) as follows:

          (a) The Employer contributions allocable for a Plan Year to the accounts of the Participant, including any amount allocable from a suspense account maintained pursuant to such plan on account of a prior Plan Year; amounts deemed to be Employer contributions pursuant to a cash-or-deferred arrangement qualified under Code Section 401(k); and amounts derived from contributions paid after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to a separate account of a "key employee" as defined in Code
     Section 419(d)(3), under a "welfare benefit fund," as defined in Code
     Section 419(e);

          (b) The amount of nondeductible Employee contributions allocable during a Plan Year to the nondeductible Employee contributions accounts of the Participant; and

          (c) Forfeitures allocable for a Plan Year to the accounts of the Participant.

     5.15 Limitation on Benefits of Certain Participants. This Section 5.15 shall apply to the twenty-five (25) Highly Compensated Employees (whether active or former Employees) with the greatest amount of Remuneration for the current Plan Year or any prior Plan Year. Such individuals shall be designated as the Highest Paid Employees for purposes of this Section 5.15, and the fol-lowing restrictions shall be applicable to such individuals:

          Benefits: In the event this Plan should be terminated, the benefits available to each individual shall be limited to benefits which are non-discriminatory under Code Section 401(a)(4).

          Distributions: The annual retirement benefit payable to each of the Highest Paid Employees shall be restricted to an amount each year equal to the straight life annuity which is the Actuarial Equivalent of the Accrued Benefit and any other benefits to which each such Highest Paid Employee is entitled under the Plan at the time of plan termination.

     The term "other benefits" includes any periodic income, any withdrawal values payable to a Highest Paid Employee during his lifetime, and any death benefits not provided for by insurance on the life of such Highest Paid Employee.

     The foregoing restrictions on distributions shall not apply if any one of the following requirements is satisfied:

     (1) After payment to any individual within the group of the Highest Paid Employees of all benefits to which such individual is entitled under the Plan, the value of the assets of the Plan equal or exceed 110 percent of the value of the Plan's current liabilities, as defined in Code Section 412(1)(7),

     (2) The present value of the benefits payable under the Plan to any individual within the group of the Highest Paid Employees is less than 1 percent of the value of the Plan's current liabilities before distribu-tion, or

     (3) The present value of the benefits payable under the Plan to any individual within the group of the Highest Paid Employees does not exceed $3,500.00.

     5.16 Voluntary Early Retirement Program. Effective January 1, 1990, Employees who have both satisfied the service requirements set forth in Section
3.1 and have attained age 60 by December 31, 1989 shall be eligible to partici-pate in the Voluntary Early Retirement Program. Those Employees eligible to participate in the Voluntary Early Retirement Program may elect to participate in the program during the election period commencing December 1, 1989 and end-ing December 31, 1989. An election to participate must be made no later than December 31, 1989. An election made to participate in the program may be revoked during December 1989, but may not be revoked after December 31, 1989. In order to be eligible for benefits under the Voluntary Early Retirement Pro-gram, electing Employees must cease active employment no later than March 31, 1990. Retirement benefits under the Voluntary Early Retirement Program shall commence on the first day of the month following the last day upon which the Employee receives any compensation, whether as an active Employee, while on vacation or under any other circumstances. An Employee electing to participate under the Voluntary Early Retirement Program who otherwise meets the require-ments as set forth above shall receive a normal retirement benefit as described in Section 5.1, with the following modifications:

          (a) A participating Employee shall be eligible to receive an early retirement benefit, as described in Section 5.2, even though he has not been credited with ten (10) years of Continuous Service as required by
     Section 2.1(r), and shall be eligible to receive a normal retirement benefit without the reduction for early commencement of payments described in Section 5.2.

          (b) Each Employee electing to participate shall receive an addi-tional five (5) years of Credited Service; provided, however, such Employee may not be credited with more than twenty (20) years of Credited Service.

          (c) "Average Monthly Earnings", as defined in Section 2.1(g) shall, for purposes of the Voluntary Early Retirement Program benefit, be the amount as described in Section 2.1(g) or the Employee's regular salary or wages for the 1989 calendar year, whichever is greater."

     5.17 No Other Benefits. There shall be no benefits under this Plan other than as described in this ARTICLE V, and these benefits shall be payable only in the manner described in ARTICLE VI.

     5.18  Amendments to Vesting Schedule.  No amendments or changes to the
Section 5.7 vesting schedule shall deprive an Employee who is a Participant on the later of (a) the date the amendment is adopted or (b) the date the amend-ment is effective of any nonforfeitable benefit to which he is entitled under the Plan (determined as of such date) without regard to such amendment. If the
Section 5.7 vesting schedule 5.7 is amended, each Participant who has completed five (5) years of Continuous Service (three (3) years of Continuous Service for Plan Years commencing on or after January 1, 1989) and whose benefits would be determined under such schedule shall have the right to elect, during the period computed pursuant to this Section 5.18, to have his nonforfeitable benefit determined without regard to such amendment; provided, however, that no elec-tion shall be provided to any Participant whose nonforfeitable vested benefit under the Plan, as amended, cannot at any time be less than the benefit computed without regard to such amendment or cessation. The election period shall commence on the date the amendment is adopted and end on the latest of
(a) sixty (60) days after adoption of the amendment, (b) sixty (60) days after the effective date of the amendment, or (c) sixty (60) days after the Participant is notified of the amendment in writing by the Employer or Plan Administrator. Such election, if exercised, shall be irrevocable and shall be available only to an Employee who is a Participant and who has completed at least five (5) years of Continuous Service (three (3) years of Continuous Ser-vice for Plan Years commencing on or after January 1, 1989) when the election is made. Any change in the applicability of the top heavy vesting schedule set forth in Section 5.7 as a result of the Plan ceasing to be a Top Heavy Plan under Section 2.3 shall be treated as an amendment to such vesting schedule for purposes of this Section.

     5.19 Effect of Social Security Act Amendments. Benefits payable under this Plan shall not be decreased by reason of any increase in benefit levels payable under Title II of the Social Security Act or any increase in the "wage base" under Title II, if any such increase takes place on or after the earlier of (a) the date of the Participant's separation from service or (b) the date of first receipt of benefits hereunder.

                           ARTICLE VI
                       PAYMENT OF BENEFITS

     6.1 Commencement of Benefits. Payment of the benefits provided by this Plan will commence, if practicable, at the times indicated in the appropriate Sections of ARTICLE IV. If benefit payments are delayed for any reason (other than for determinations of Disability), the arrearage shall be paid promptly following the actual commencement of payments. No interest shall be due on any delayed payments unless the Plan Administrator, in the exercise of its discre-tion, determines that the delay was not necessary under the circumstances. Unless an earlier starting date is elected, payment to a Participant shall commence no later than sixty (60) days after the last to occur of (a) the last day of the Plan Year in which the Participant attains age sixty-five (65), (b) the last day of the Plan Year in which the Participant separates from employ-ment with the Employer, or (c) the tenth (10th) anniversary of the last day of the Plan Year in which the Participant commenced participation. The failure of the Participant and his Spouse to consent to a distribution which is immedi-ately distributable (that is, payable at any time prior to Normal Retirement
Age) shall be deemed to be an election to defer the commencement of benefit payments in accordance with this Section 6.1. However, benefit payments must in all events begin by the Participant's Required Beginning Date, whether or not the Participant has ceased Employee status.

     Should a Participant earn additional years of Credited Service after his benefits under the Plan commence, then his Accrued Benefit shall be recalcu-lated in accordance with Section 5.8(d).

     The following provisions shall be in effect for the Accrued Benefit earned by any Participant who continues in Employee status after his Required Beginning Date:

          (i) The Accrued Benefit of such Participant shall be recalculated as of the last day of each Plan Year, beginning with the Plan Year in which the Required Beginning Date occurs, during which the Participant earns an addition to his Accrued Benefit on the basis o his Credited Service or Earnings for that Plan Year.

          (ii) The amount of the additional Accrued Benefit for each such Plan Year shall be equal to the excess of (A) the Accrued Benefit based upon the Participant's Credited Service and Average Monthly Earnings determined as of the recalculation date for that Plan Year under clause (i) over (B) the Accrued Benefit earned by the Participant through the last day of the immediately preceding Plan Year.

          (iii) The additional Accrued Benefit as calculated under this Section
          6.1 shall be distributable as a separate identifiable component for which distribution must begin by the February 1 following the calendar year in which such Accrued Benefit was earned. The distribution shall be payable retroactive to January 1 of the distribution year.

     Participants who have not terminated employment with Employer but whose benefits commence as of the Required Beginning Date shall receive their bene-fits in the basic form described in Section 6.2.

     6.2 Basic Form of Benefit Payment to Participants. The basic form of benefit payment to which a Participant shall be entitled under this Section 6.2 shall be a monthly annuity for the life of the Participant.

     6.3 Payments to Married Participants. In the event that a Participant is married at the time that benefits become payable to him under ARTICLE IV, the benefit to be paid to the Participant shall be paid in the form of a joint and survivor annuity, as described below in this Section 6.3, that is Actuarially Equivalent to the basic form of benefit provided by Section 6.2, unless the Participant elects to receive his payments in another benefit form described in this ARTICLE VI after receiving the written explanation specified below. Any election by a married Participant to receive payment of benefits in a form other than a joint and survivor annuity shall be made in the manner provided in
Section 6.6 and shall require the consent of his Spouse.

     The joint and survivor annuity payable under this Section 6.3 to a married Participant shall consist of (i) reduced level payments to be made to the Participant each month during the remainder of his life and (i) payments in an amount equal to fifty percent (50%) of the clause (i) level monthly payment to be continued to his Spouse (determined as the Annuity Starting Date for the Participant's benefit) if such Spouse survives the Participant. In order to compute the Actuarially Equivalent joint and survivor benefit, the Partici-pant's monthly benefit shall be actuarially adjusted to reflect the cost of continuing benefit payments to the surviving Spouse following the Participant's death. Payment to the Participant shall cease with the last monthly payment made prior to his death, and payment to the surviving Spouse shall cease with the last monthly payment made prior to the death of that Spouse. Payments to a surviving Spouse shall not be terminated if such Spouse remarries.

     Notwithstanding the foregoing, a surviving spouse annuity as described in
Section 5.5 shall be paid in the event a Participant receiving a Disability benefit under Section 5.3 dies prior to age sixty-five (65). At the time Disability benefits commence, the Participant may elect pursuant to Section 6.5 to receive the reduced joint and survivor annuity described herein commencing upon his attainment of age sixty-five (65). If the Participant's Spouse dies prior to his attainment of age sixty-five (65), the election is revoked. For purposes of the Disability benefit, the Participant's Spouse is only his Spouse at the time his Disability benefits commence.

     6.4 Optional Methods of Distribution. In lieu of the basic form of payment specified in Section 6.2 and the joint and survivor annuity described in Section 6.3, a Participant entitled to retirement benefits pursuant to Sec-tion 5.1 or 5.2 may elect to receive those benefits in one of the optional forms provided under this Section 6.4 which is Actuarially Equivalent to the basic form of payment provided under Section 6.2. The optional forms of ben-efits are limited to the following:

          (a) Level monthly payments until the Participant's death, with the provision that if he dies within one hundred twenty (120) months after the Annuity Starting Date, the same level payments will be continued to his named beneficiary for the remainder of the one hundred twenty (120) month period.

          (b) Level monthly payments for the Participant's life, with the provision that after his death such benefit shall be continued in the same amount, as specified by the Participant, during the life of his Spouse (determined as of the Annuity Starting Date for the Participant's benefits). If a Participant shall elect this option and his Spouse shall die before the Participant does, but after payment of the Participant's benefit has commenced, the Participant shall continue to receive only the amount of income payable to him prior to the death of the contingent annuitant.

     If the Participant elects, within the 90-day period immediately preceding the scheduled Annuity Starting Date for his retirement benefit, any optional form of benefit provided under (b) above, then such form shall be treated as the Section 6.3 joint and survivor annuity for purposes of determining the surviving spouse annuity payable under Section 5.5 should the Participant die before the Annuity Starting Date.

     Any election of an optional form of benefit under this Section 6.4 must be a qualified election according to the provisions of Section 6.6.

     6.5 Explanation of Joint and Survivor Annuity and Other Benefit Options. The Plan Administrator shall furnish to the Participant and his Spouse a writ-ten explanation of the following: the terms and conditions of the Section 6.3 joint and survivor annuity, including the circumstances under which it will be provided; the Participant's right to make, and the effect of, an election to waive such joint and survivor annuity; the rights of the Participant's Spouse with respect to such election; and the right to revoke an election and the effect of such a revocation. The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than 30 days and no more than 90 days before the Annuity Starting Date.

     After the written explanation is given, the Participant or his Spouse may make written request for additional information. The Plan Administrator does not need to comply with more than one such request by the Participant or his Spouse. Upon receipt of the timely written request for additional information, the Plan Administrator shall provide a written explanation in nontechnical lan-guage which will explain the terms and conditions of the Section 6.3 joint and survivor annuity and the financial effect upon the Participant's benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with such form. Such written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or his Spouse within thirty (30) days after the date of the written request.

     The Plan Administrator shall also furnish to the Participant and his Spouse a written explanation of the optional forms of retirement benefit available under Section 6.4, including (i) the material features and relative values of those options, in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and (ii) the right of the Participant and his Spouse to defer distribution until the benefit is no longer immediately distributable. The Plan Administrator shall furnish the written explanation by a method rea-sonably calculated to reach the attention of the Participant and his Spouse no less than 30 days and no more than 90 days before the Annuity Starting Date.

     6.6  Benefit Elections.  Any election of benefits made pursuant to this
ARTICLE VI shall be made in writing on forms prescribed by the Plan Adminis-trator for that purpose. The revocation of a previously filed election shall be made in a similar fashion. If a married Participant designates a contingent annuitant on an election form and the contingent annuitant is not the Partici-pant's Spouse, or if a married Participant elects to receive his benefits in some form other than the Section 6.3 joint and survivor annuity, the designa-tion shall be effective only if consented to in writing by the Participant's Spouse. An election by a married Participant to receive benefit payments in a form other than the Section 6.3 joint and survivor annuity shall also clearly indicate that the Participant is electing to receive benefits in a form other than the joint and survivor annuity and is thereby waiving that form of bene-fit. Whenever an election must be consented to by the Participant's Spouse, the consent must be in writing, must adcknowledge the effect of the election and the Spouse's consent thereto, and must be witnessed by a notary public. No spousal consent shall be required if the Plan Administrator determines to its satisfaction that the Spouse cannot be located or that there exists such other circumstances preventing such consent that may be prescribed by applicable Treasury regulations or rulings. The Plan Administrator may determine a Parti-cipant's marital status in accordance with such reasonable procedures as it may adopt from time to time.

     6.7  Special Distribution Requirements.  All distributions under this
ARTICLE VI shall be made in compliance with Code Section 401(a)(9), including the minimum distribution incidental benefit requirements of section 1.401(a)
(9)-2 of the proposed Treasury regulations.

     For purposes of this Section 6.7, the following definitions shall be in effect:

          (a) Applicable Life Expectancy means the Life Expectancy (or Joint and Last Survivor Expectancy) calculated using the attained age of the Participant (and his Designated Beneficiary for the Joint and Last Survivor Expectancy) as of the Participant's (or the Designated Beneficiary's) birthday in the applicable calendar year, reduced by one for each calendar year which has elapsed since the date such Life Expectancy was last calculated. If such Life Expectancy is being recalculated, then the Applicable Life Expectancy shall be the Life Expectancy so recalculated. The applicable calendar year shall be the year in which the Participant attains age 70 1/2 or, if Life Expectancy is being recalculated, each succeeding calendar year.

          (b) Designated Beneficiary means the individual who is designated as the beneficiary under the Plan in accordance with Code Section 401(a)(9) and the regulations thereunder.

          (c) Distribution Calendar Year means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Partici-pant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to this Section 6.7.

          (d) Joint and Last Survivor Expectancy means the joint and last survivor expectancy calculated using the attained age of the Participant (and Designated Beneficiary) as of the Participant's (and Designated Beneficiary's) birthday in the applicable calendar year. The applicable calendar year is the year in which the Participant attains age 70 1/2; however, if annuity payments commence before the Participant's Required Beginning Date, the applicable calendar year is the year such payments commence. Joint and Last Survivor Expectancy is computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Treasury regulations.

          (e) Life Expectancy means the life expectancy calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year. The applicable calendar year shall be the year in which the Participant attains age 70 1/2; however, if annuity payments commence before the Required Beginning Date, the applicable calendar year shall be the year such payments commence. Life Expectancy is computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Treasury regulations. The Life Expectancy of a nonspouse Beneficiary may not be recalculated.

     The following requirements of this Section 6.7 shall take precedence over any inconsistent provisions of this Plan:

     (1) The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

     (2) Subject to the joint and survivor annuity requirements of Section 6.3, distributions may only be made, as of the first Distribution Calendar Year, over one of the following periods (or combination thereof):

          (a)  the life of the Participant,

          (b)  the life of the Participant and a Designated Beneficiary,

          (c) a period certain not extending beyond the Life Expectancy of the Participant, or

          (d) a period certain not extending beyond the Joint and Last Survivor Expectancy of the Participant and the Designated Beneficiary.

     (3)  The amount to be distributed each year shall be determined as follows:

          (a) Annuity distributions must be paid in periodic payments made at intervals not longer than one year.

          (b) The distribution period must be over a life (or lives) or over a period certain not longer than a Life Expectancy (or Joint and Last Survivor Expectancy) described in Section 401(a)(9)(A)(ii) or 401(a)(9)(B)(iii) of the Code, whichever is applicable.

          (c) There shall no be recalculation of Life Expectancy (or Joint and Last Survivor Expectancy) for purposes of determining the period certain.

          (d) Once payments have begun over a period certain, the period certain may not be lengthened even if the period certain is shorter than the maximum permitted.

          (e)  Payments must be nonincreasing or increase only as follows:

               (i) with any percentage increase in a specified and generally recognized cost-of-living index;

               (ii) to the extent of the reduction to the amount of the Participant's payments to provide for a survivor benefit upon death, but only if the Designated Beneficiary whose life was being used to determine the distribution period described in subparagraph (2) above dies and the payments continue otherwise in accordance with such subparagraph
                      (2) over the life of the Participant;

               (iii) to provide cash refunds of employee contributions upon the Participant's death; or

               (iv)   because of an increase in benefits under the Plan.

          (f) If the annuity is a life annuity (or a life annuity with a period certain not exceeding 20 years), the amount which must be distributed on or before the Participant's Required Beginning Date shall be the payment which is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the period for which payments are received, e.g., bimonthly, monthly, semi-annually, or annually.

     (4) The following additional provisions shall be applicable to annuities purchased after December 31, 1988:

          (a) Unless the Participant's Spouse is the Designated Beneficiary, if the Participant's interest is being distributed in the form of a period certain annuity without a life contingency, the period certain as of the beginning of the first Distribution Calendar Year may not exceed the applicable period determined using the table set forth in Q&A A-5 of section 1.401(a)(9)-2 of the proposed Treasury regulations.

          (b) If the Participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Parti-cipant and a nonspouse Beneficiary, annuity payments to be made on or after the Participant's Required Beginning Date to the Designated Beneficiary after the Participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A A-6 of section 1.401(a)(9)-2 of the proposed Treasury regulations.

          (c) If payment under an annuity which complies with paragraph (3) above begins prior to January 1, 1989, the minimum distribution requirements in effect as of July 27, 1987 shall apply to distri-butions from this Plan, regardless of whether the annuity form of payment is irrevocable. This transitional rule also applies to deferred annuity contracts distributed to or owned by the Employee prior to January 1, 1989, unless additional contribu-tions are made under the Plan by the Employer with respect to such contract.

          (d) If the form of distribution is an annuity made in accordance with this subparagraph (4), any additional benefits accruing to the Participant after his Required Beginning Date shall be dis-tributed as a separate and identifiable component of the annuity beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

     (5) If the Participant dies after distribution of his interest has begun on or after his Required Beginning Date, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Partici-pant's death. However, should distribution in the form of an annuity irrevocably commence to the Participant before the Required Beginning Date, then the date such annuity distribution actually commences shall be treated as the Required Beginning Date under these distribu-tion provisions, and following the Participant's death the annuity payments must continue to be made at the same periodic interval for the remainder of the annuity period.

    (6) If the Participant dies before distribution of his interest begins on his Required Beginning Date, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with the followin provisions:

          (a) If any portion of the Participant's interest is payable to a Designated Beneficiary, then distributions may be made over the life of the Designated Beneficiary or over a period certain not greater than his Life Expectancy, with such distribution to commence on or before December 31 of the calendar year immedi-ately following the calendar year in which the Participant died.

          (b) If the Designated Beneficiary is the Participant's surviving Spouse, the date distributions are required to begin in accor-dance with (a) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died and (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

     (7) If the Participant has not made an election under paragraph (6) prior to his death, then his Designated Beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distributions would be required to begin under paragraph (6) or (ii) December 31 of the calendar year containing the fifth anniversary of the date of the Participant's death. If the Participant has no Designated Beneficiary, or if the Designated Bene-ficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

     (8) If the surviving Spouse dies after the Participant, but before payments to such Spouse begin, then the provisions of paragraph (6), with the exception of clause (b) thereof, shall be applied as if the surviving Spouse were the Participant. For this purpose, the distri-bution of a Spouse's interest is considered to begin on the date distribution is required to begin to the surviving Spouse pursuant to paragraph (6).

     6.8 Suspension of Benefits. If a former Participant begins to receive benefits under this Plan and thereafter resumes active employment with the Employer or any Affiliate, payment of his benefits shall be suspended during the period of such active employment in the manner provided in this Section
6.8. Should a separated Participant with a vested benefit that is not yet in pay status resume active employment with the Employer or an Affiliate, the benefit suspension provision of this Section 6.8 shall be implemented in the event such individual's benefits come into pay status during that period of active employment.

     A Participant shall be considered to have resumed active employment if he completes at least forty (40) Hours of Service in any calendar month or receives Earnings from the Employer or an Affiliate for Hours of Service ren-dered on eight (8) or more days in any calendar month. The Plan Administrator shall, by personal delivery or first class mail, notify any affected Employee of such suspension during the first month of the suspension period and shall provide the Employee with an explanation of the provisions of this Section 6.8 and its applicability to such Employee. Such notice shall describe the reasons for the suspension of benefits and shall notify the Employee of his claim rights under Section 9.4.

     Upon the Participant's subsequent termination of employment, his benefits shall be recalculated in accordance with the provisions of Section 5.8(d).

     6.9 Payment of Death Benefits. Death benefits (if any) shall be paid in accordance with Sections 5.4 and 5.5 of the Plan, subject to the distribution requirements of Section 6.7.

     6.10 Payments to Disabled. If a person entitled to any payment under the Plan shall be under a legal disability, the Plan Administrator, in its sole and absolute discretion, may direct the Trustee to make any such payment in any one or more of the following ways: (a) directly to such person; (b) to his legal guardian or conservator; or (c) to his spouse or to any other person charged with the legal duty of his support.

     6.11 Direct Rollovers. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a Distributee's election under this Plan, a Distributee shall have the right, exercisable in accordance with the procedure established by the Plan Administrator in compliance with Code Section 402, to have all or any portion of an Eligible Rollover Distribution from this Plan paid as a Direct Rollover to an Eligible Retirement Plan designated by such Distributee.

     6.12 Underpayment or Overpayment of Benefits. Should benefits be under-paid or overpaid by reason of any misstatement or computation error, there shall be no liability for any more than the correct benefit sums under the Plan. Overpayments may be deducted from future payments under the Plan, and underpayments may be added to future payments under the Plan.

A Participant or beneficiary may elect to repay in a lump sum any overpayment in lieu of receiving reduced benefits under the Plan.

     6.13 Unclaimed Amounts: Notice. Neither the Employer, the Plan Administrator nor the Trustee shall be obliged to search for, or ascertain the whereabouts of, any Participant or beneficiary. The Plan Administrator shall, by certified or registered mail addressed to the Participant's or beneficiary's last known address of record with the Plan Administrator or the Employer, notify any Participant or beneficiary that he is entitled to a distribution under this Plan. In the event that the Participant or beneficiary shall make no claim for benefits or shall fail to make his correct address known, after two (2) years the Plan Administrator may, in its sole discretion, cancel the Participant's Accrued Benefit. In the event that the former Participant (or beneficiary) shall subsequently make a valid claim for benefits under the Plan, the Plan Administrator shall restore the Participant's Accrued Benefit.

                           ARTICLE VII
                   INALIENABILITY OF BENEFITS

     7.1 No Assignment Permitted. No Participant or beneficiary, and no creditor of a Participant or beneficiary, shall have any right to assign, pledge, hypothecate, anticipate or in any way create a lien upon the Trust Fund. All payments to be made to Participants or their beneficiaries shall be made only upon their personal receipt or endorsement, except as provided in
Section 6.10, and no interest in the Trust Fund shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act or by operation of law or equity, or subject to attachment, execution, garnish-ment, sequestration, levy or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of Participants and beneficiaries. This Section 7.1 shall not preclude arrangements for the with-holding of taxes from benefit payments, arrangements for the recovery of benefit overpayments, arrangements for the transfer of benefit rights to another plan, or arrangements for direct deposit of benefit payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation). Additionally, this Section shall not preclude arrangements for the distribution of the benefits of a Participant or beneficiary pursuant to the terms and provisions of a Qualified Domestic Relations Order in accordance with the following provisions of this ARTICLE VII.

     7.2 Qualified Domestic Relations Orders. A Qualified Domestic Relations Order is any judgment, decree, or order (including an order approving a property settlement agreement) which relates to the provision of child support, alimony, or marital property rights to a spouse, child, or other dependents of a Participant and which is entered or made pursuant to the domestic relations or community property laws of any State and which creates or recognizes the right of an "alternate payee" to receive all or a portion of the benefits pay-able with respect to a Participant under this Plan or assigns to an "alternate payee" the right to receive all or a portion of such benefits. For purposes of this ARTICLE VII, an "alternate payee" is the Spouse, former Spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having the right to receive all or a portion of the benefits payable under the Plan with respect to the Participant. In accordance with Code Section 414(p)e, a judgment, decree or order (hereinafter collectively referred to as an "order") shall not be treated as a Qualified Domestic Rela-tions Order unless it satisfies all of the following conditions:

          (a) The order clearly specifies the name and last known mailing address (if any) of the Participant and the name and last known mailing address of each alternate payee covered by the order, the amount or percentage of the Participant's benefits to be paid to each alternate payee or the manner in which such amount or percentage is to be determined, and the number of payments or period to which such order applies.

          (b)  The order specifically indicates that it applies to the Plan.

          (c) The order does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, and it does not require the Plan to provide increased benefits (determined on the basis of actuarial value).

          (d) The order does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to qualify as a Qualified Domestic Relations Order.

     7.3 Early Commencement of Payments to Alternate Payees. An order will not be treated as a Qualified Domestic Relations Order and will not be honored by the Plan Administrator or the Trustee if the order requires the Plan to provide any type or form of benefit or any option not otherwise provided under the Plan. An order requiring payment to an alternate payee before a Participant has separated from employment may nonetheless qualify as a Qualified Domestic Relations Order as long as the order does not require payment prior to the Participant's "earliest retirement age," which is the earliest date on which the Participant could elect to receive retirement benefits pursuant to ARTICLE
IV. If the order requires payments to commence after a Participant's earliest retirement age but prior to a Participant's actual retirement, the amounts of the payments must be determined as if the Participant had retired on the date on which such payments are to begin under such order, but taking into account only the present actuarial value of the Participant's Accrued Benefit at that time and not taking into account the present actuarial value of any Employer subsidy for early retirement which may at any time be provided by the Plan. The order may call for the payment of benefits to an alternate payee in any form in which benefits may be paid under the Plan to the Participant, other than in the form of a joint and survivor annuity with respect to the alternate payee and his or her spouse. For purposes of calculating the present actuarial value of an Accrued Benefit under this Section, the actuarial factors and assumptions used by the Plan Administrator in making Actuarial Equivalency determinations shall be used.

     Notwithstanding the foregoing, the date on which a Qualified Domestic Relations Order is determined to be qualified by the Plan Administrator shall be deemed to be the Participant's "earliest retirement age" if the actuarial present value of the benefit awarded to the Participant's spouse by the order is less than $3,500 and the order directs that payment be made in a lump sum once such determination is made.

     7.4 Processing of Qualified Domestic Relations Orders. The Plan Administrator shall promptly notify the Participant and any alternate payee who may be entitled to benefits pursuant to a previously received Qualified Domestic Relations Order of the receipt of any order which could qualify as a Qualified Domestic Relations Order. At the same time, the Plan Administrator shall advise the Participant and any alternate payees (including the alternate payee designated in the order) of the provisions of this Section relating to the determination of the qualified status of such orders. Within a reasonable period of time after receipt of a copy of the order, the Plan Administrator shall determine whether the order is a Qualified Domestic Relations Order and notify the Participant and each alternate payee of its determination. The determination of the status of an order as a Qualified Domestic Relations Order shall be made in accordance with such uniform and nondiscriminatory rules and procedures as may be adopted by the Plan Administrator from time to time. If benefits are presently being paid with respect to a Participant named in an order which may qualify as a Qualified Domestic Relations Order or if benefits become payable after receipt of the order, the Plan Administrator shall notify the Trustee to segregate and hold the amounts which would be payable to the alternate payee or payees designated in the order if the order is ultimately determined to be a Qualified Domestic Relations Order. If the Plan Administra-tor determines that the order is a Qualified Domestic Relations Order within eighteen (18) months after receipt of the order, the Plan Administrator shall instruct the Trustee to pay the segregated amounts (plus any earnings thereon) to the alternate payee specified in the Qualified Domestic Relations Order. If within the same eighteen (18) month period the Plan Administrator determines that the order is not a Qualified Domestic Relations Order or if the status of the order as a Qualified Domestic Relations Order is not resolved, the Plan Administrator shall instruct the Trustee to pay the segregated amounts (plus any earnings thereon) to the person or persons who would have been entitled to such amounts if the order had not been entered. If the Plan Administrator determines that an order is a Qualified Domestic Relations Order after the close of the eighteen (18) month period mentioned above, the determination shall be applied prospectively only. The determination of the Plan Administra-tor as to the status of an order as a Qualified Domestic Relations Order shall be binding and conclusive on all interested parties, present and future, sub-ject to the claims review provisions of Section 9.4.

     7.5 Responsibility of Alternate Payees. Any person claiming to be an alternate payee under a Qualified Domestic Relations Order shall be responsible for supplying the Plan Administrator with a certified or otherwise authenti-cated copy of the order and any other information or evidence that the Plan Administrator deems necessary in order to substantiate such individual's claim or the status of the order as a Qualified Domestic Relations Order.

                          ARTICLE VIII
                             FUNDING

     8.1 Contributions to the Trust Fund and Payment of Expenses. The Employer shall pay the entire cost of normal benefits under the Plan, subject to the Employer's right to terminate or amend the Plan. The Employer shall contribute to the Trust Fund such amounts as it shall determine after consultation with the Actuary or receipt of the Actuary's report in a manner consistent with the objectives of the Plan and any applicable requirements of law. Forfeitures arising under the Plan due to severance of employment before complete vesting shall be applied to reduce the cost of the Plan and not to increase the bene-fits otherwise payable to Participants. All expenses of the Plan shall be, paid from the Trust Fund unless paid directly by the Employer, and the benefits to be paid under the Plan to Participants, former Participants and their bene-ficiaries shall be paid from the Trust Fund and not directly by the Employer. The Employer shall not be required to make (but may make) contributions to the Trust Fund in any amount which is greater than the amount required to be con-tributed for the relevant Plan Year pursuant to Code Section 412. The timing of all contributions shall be entirely discretionary with the Employer, to the extent permitted by Code Section 412. Except as otherwise provided herein, prior to the satisfaction of all liabilities under the Plan, Employer contribu-tions, once made, are not refundable.

     8.2 Conditional Nature of Contributions. Any contribution made to this Plan by the Employer because of a mistake of fact shall upon request be returned to the Employer within one (1) year after the date of the contribution. In addition, every contribution made by the Employer is conditional on its deductibility. If the Internal Revenue Service determines that all or part of a contribution is not deductible, the contribution (to the extent that it is not deductible) shall upon request be refunded to the Employer within one (1) year after the date of the disallowance. If the Internal Revenue Service initially determines that the Plan is not qualified under the applicable provisions of the Code, all Employer contributions shall be returned to the Employer. Upon the return of those contributions, the Plan shall terminate and the Trustee and the Plan Administrator shall be discharged from all further obligations under the Plan.

     8.3 Appointment of Actuary. The Employer shall appoint the Actuary, who shall make the necessary actuarial computations required in order to administer the Plan. The Employer, the Plan Administrator and the Trustee may rely upon the certification of the Actuary regarding the amount of contributions required of the Employer, the Actuarial Equivalence of any amounts payable hereunder and any other matters of actuarial computation necessary to carry out the provisions of the Plan. The determination of the Actuary shall be binding and conclusive upon all persons entitled to benefits under the Plan.

                           ARTICLE IX
                         ADMINISTRATION

     9.1 Plan Administrator. The Employer shall be the Plan Administrator, but it may delegate its duties as such to a committee appointed in accordance with Section 9.5.

     9.2 Allocation of Fiduciary Responsibility. The Plan Administrator is named fiduciary with respect to the administration of the Plan. It shall not be responsible for any fiduciary functions or other duties assigned to the Trustee pursuant to this Plan or the Trust Agreement.

     9.3 Powers of the Plan Administrator. The Plan Administrator shall be empowered to perform the administrative duties described in this Plan and shall have all powers necessary to enable it to properly carry out such duties. Without limiting the generality of the foregoing, the Plan Administrator shall have the power to construe and interpret this Plan, to hear and resolve claims relating to this Plan, and to decide all questions and disputes arising under this Plan. The Plan Administrator shall have full power and authority to determine the eligibility of employees to participate in the Plan, the service (whether Continuous Service or Credited Service) to be credited to the Employees, the status and rights of a Participant, the identity of the benefi-ciary or beneficiaries entitled to receive any benefits payable hereunder on account of the death of a Participant, and the amount of the benefits (if any) to which any Participant or his Spouse or beneficiary is entitled under the Plan. Except as is otherwise provided hereunder, the Plan Administrator shall determine the manner and time of payment of benefits under this Plan. All benefit disbursements by the Trustee shall be made upon the instructions of the Plan Administrator. The decision of the Plan Administrator upon all matters within the scope of its authority shall be binding and conclusive upon all persons. The Plan Administrator shall file all reports and forms lawfully required to be filed by the Plan Administrator with any governmental agency or department, federal or state, and shall distribute any forms, reports, state-ments or plan descriptions lawfully required to be distributed to Participants and others by any governmental agency or department, federal or state. The Plan Administrator shall keep itself advised with respect to the investment of the Trust Fund and shall, not less frequently than annually, report to the Employer regarding the investment and reinvestment of the Trust Fund. The
Plan Administrator shall have power to direct specific investments of the Trust Fund only where such power is expressly conferred by this Plan and only to the extent described in this Plan. All other investment duties shall be the responsibility of the Trustee.

     9.4 Claims. Should any Participant or beneficiary believe he is entitled to a benefit from the Plan which differs from the benefit determined by the Plan Administrator, such Participant or beneficiary may file a written claim with the Plan Administrator. Within ninety (90) days after receipt of such claim (or if an extension of time for processing the claim is required, within one hundred eighty (180) days after receipt of such claim), the Plan Adminis-trator shall notify the claimant in writing as to whether the claim has been granted. If the claimant has not received written notice of such decision within the ninety (90) day period (or a one hundred eighty (180) day period, if an extension of time is required), the claimant shall regard his claim as denied.

     Any notice of denial of a claim shall be set forth in a manner calculated to be understood by the claimant giving:

          (a)  the specific reason or reasons for the denial;

          (b) the specific reference to the pertinent Plan provisions on which the denial is based;

          (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (d) appropriate information as to the steps to be taken if the Parti-cipant or beneficiary wishes to submit his claim for review.

     Any claimant (or his duly authorized representative) whose claim for benefits is denied in whole or in part may appeal to the Plan Administrator for a full and fair review of the decision by submitting to the Plan Administrator, within sixty (60) days after receiving from the Plan Administrator written notice of such denial, a written statement:

          (a) requesting a review by the Plan Administrator of his claim for benefits;

          (b) setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and

          (c) setting forth any issues or comments which the claimant deems pertinent to his claim.

     The Plan Administrator shall act upon each such claim within sixty (60) days after receipt of the claimant's request for review by the Plan Administra-tor, unless special circumstances require an extension of time for processing. If such an extension is required, written notice of the extension shall be furnished to the claimant within the initial sixty (60) day period, and a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the initial request for review. The Plan Administrator shall make a full and fair review of each such claim and any written materials submitted by the claimant in connection therewith, and the Plan Administrator may require the claimant to submit such additional facts, documents, or other evidence as the Plan Administrator may, in its sole discre-tion, deem necessary or advisable in making such a review. On the basis of its review, the Plan Administrator shall make an independent determination of the claimant's eligibility for benefits under the Plan. The decision of the Plan Administrator on any benefit claim shall be final and conclusive upon all persons.

     In the event the Plan Administrator denies an appeal in whole or in part, the Plan Administrator shall give written notice of such decision to the claim-ant, setting forth in a manner calculated to be understood by the claimant the specific reasons for such denial and specific reference to the pertinent Plan provisions on which the decision of the Plan Administrator was based.

     To the extent permitted by law, completion of the claims procedures described in this Section shall be a mandatory precondition that must be complied with prior to commencement of a legal or equitable action in connec-tion with the Plan by a person claiming rights under the Plan or by another person claiming rights through such a person. The Plan Administrator may, in its sole discretion, waive these procedures as a mandatory precondition to such an action.

     9.5 Creation of Committee. The Employer may appoint a committee to perform its duties as Plan Administrator by the adoption of appropriate Board resolutions. The committee shall consist of at least two (2) members who shall hold office at the pleasure of the Board. The committee members shall serve without compensation but shall be reimbursed for all expenses by the Employer. The committee shall conduct itself in accordance with the provisions of this
ARTICLE IX. The members of the committee may resign with thirty (30) days notice in writing to the Employer and may be removed immediately at any time by written notice from the Board.

     9.6 Chairman and Secretary. The committee shall elect a chairman from among its members and shall select a secretary who is not required to be a member of the committee and who may be authorized to execute any document or documents on behalf of the committee. The secretary of the committee or his designee shall record all acts and determinations of the committee and shall preserve and retain custody of all such records, together with such other docu-ments as may be necessary for the administration of this Plan or as may be required by law.

     9.7 Appointment of Agents. The committee may appoint such other agents, who need not be members of the committee, as it may deem necessary for the effective performance of its duties, whether ministerial or discretionary, as the committee may deem expedient or appropriate. The compensation of any agents who are not Employees of the Employer shall be fixed by the committee within any limitations set by the Board.

     9.8 Majority Vote and Execution of Instruments. In all matters, questions and decisions, the action of the committee shall be determined by a majority vote of its members. They may meet informally or take any ordinary action without the necessity of meeting as a group. All instruments executed by the committee shall be executed by a majority of its members or by any member of the committee designated to act on its behalf.

     9.9 Allocation of Responsibilities Among Committee Members. The committee may allocate responsibilities among its members or designate other persons to act on its behalf. Any allocation or designation, however, must be set forth in writing and must be retained in the permanent records of the committee.

     9.10 Conflict of Interest. No member of the committee who is a Partici-pant shall take any part in any action in connection with his participation as an individual. Such action shall be voted or decided by the remaining members of the committee.

     9.11 Other Fiduciary Capacities. The members of the committee may also serve in any other fiduciary capacity, and, specifically, all or some members of the committee may serve as Trustee. Notwithstanding any other provision of this Plan, if and so long as any two (2) members of the committee also serve as Trustee, any provision of this Plan or the Trust Agreement which requires a direction, certification, notification, or other communication from the Plan Administrator to the Trustee shall be inapplicable. If and so long as any two
(2) members of the committee also serve as Trustee, any action taken by either the committee or the Trustee shall be deemed to be taken by the appropriate party.

                            ARTICLE X
                     SCOPE OF RESPONSIBILITY

     10.1 Scope of Responsibility. The Employer, the Plan Administrator, the investment manager and the Trustee shall perform the duties respectively assigned to them under this Plan and the Trust Agreement and shall not be responsible for performing duties assigned to others under the terms and provisions of this Plan or the Trust Agreement. No inference of approval or disapproval is to be made from the inaction of any party described above or the employee or agent of any of them with regard to the action of any other such party. The Employer, the Plan Administrator and the Trustee shall have author-ity to employ advisors, legal counsel, accountants and investment managers in connection with the administration of the Trust Fund, as set forth in the Trust Agreement. To the extent permitted by applicable law, the Employer, the Plan Administrator and the Trustee shall not be liable for complying with the direc-tions of any advisors, legal counsel, accountants and investment managers appointed pursuant to this Plan or the Trust Agreement. Persons, organizations or corporations acting in a position of any fiduciary responsibility with respect to the Plan or the Trust Fund may serve in more than one fiduciary capacity. To the extent permitted by law, the Employer does hereby agree to indemnify and hold harmless its employees, officers and directors who serve in fiduciary capacities with respect to the Plan and the Trust Agreement from all loss, damage, or liability, joint or several, including payment of expenses in connection with defense against any such claim, for their acts, omissions and conduct, and for the acts, omissions and conduct of their duly appointed agents, which acts, omissions, or conduct constitute or are alleged to consti-tute a breach of their fiduciary or other responsibilities under the Act or any other law, except for those acts, omissions, or conduct resulting from their own willful misconduct, willful failure to act, or gross negligence; provided, however, that if any party would otherwise be entitled to indemnification here-under in respect of any liability and such party shall be insured against loss as a result of such liability by any insurance contract or contracts, such party shall be entitled to indemnification hereunder only to the extent by which the amount of such liability shall exceed the amount thereof payable under such insurance contract or contracts.

     The Employer may obtain insurance covering itself and others for breaches of fiduciary obligations under this Plan or the Trust Agreement to the extent permitted by law, and nothing in the Plan or the Trust Agreement shall restrict the rights. of any person to obtain such insurance for himself in connection with the performance of his duties under this Plan or the Trust Agreement. No bond shall be required of the Trustee unless required by law. The Trustee, the Plan Administrator and the Employer do not in any way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or become due to any person from the Trust Fund, and the liability of the Plan Administrator and the Trustee to make any payment here-under at any and all times will be limited to the then available assets of the Trust Fund.

     10.2 Bonding. The Employer shall procure bonds for every "bondable fiduciary" in an amount not less than ten percent (10%) of the amount of funds handled and in no event less than One Thousand Dollars ($1,000.00), except the Employer shall not be required to procure such bonds if the person is exempted from the bonding requirement by law or regulation or if the Secretary of Labor exempts the Trust from the bonding requirements. The bonds shall conform to the requirements of the Act and regulations thereunder. For purposes of this
Section 10.2, the term "bondable fiduciary" shall mean any person who handles funds or other property of the Trust Fund.

     10.3 Prohibition Against Certain Persons Holding Positions. No person who has been convicted of a felony shall be permitted to serve as a fiduciary, officer, trustee, custodian, counsel, agent, or employee of this Plan or as a consultant to this Plan unless permitted under the Act and regulations there-under. The Plan Administrator shall ascertain to the extent practical that no violation of this Section 10.3 occurs. In any event, no person knowingly shall permit any other person to serve in any capacity which would violate this
Section 10.3.

                           ARTICLE XI
                AMENDMENT, MERGER AND TERMINATION

     11.1 Amendment. The Employer acting through the Board shall have the right at any time, through a written instrument duly executed and acknowledged by an authorized officer of the Employer and delivered to the Plan Administra-tor and the Trustee, to modify, alter or amend this Plan, in whole or in part, prospectively or retroactively; provided, however, that the duties and liabilities of the Plan Administrator and the Trustee hereunder shall not be substantially increased without their written consent; and provided further that the amendment shall not reduce any Participant's Accrued Benefit, calcu-lated as of the date on which the amendment is adopted, or discriminate in favor of Highly Compensated Employees. For purposes of this paragraph, a plan amendment which has the effect of (1) eliminating or reducing an early retire-ment benefit or a retirement-type subsidy, or (2) eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age).

     If the Plan is amended by the Board after it is adopted by an Affiliate, unless otherwise expressly provided, it shall be treated as so amended by such Affiliate without the necessity of any action on the part of the Affiliate.

     11.2 Plan Merger or Consolidation. Subject to the restrictions noted in this Section 11.2, the Employer reserves the right to merge or consolidate this Plan with any other plan or to direct the Trustee to transfer the assets held in the Trust Fund and/or the liabilities of this Plan to any other plan or to accept a transfer of assets and liabilities from any other plan. In the event of the merger or consolidation of this Plan and the Trust Fund with any other plan, or a transfer of assets or liabilities to or from the Trust Fund to or from any other such plan, then each Participant shall be entitled to a benefit (if the Plan was then terminated) immediately after such merger, consolidation or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer (if this Plan had then terminated).

     11.3 Merger or Consolidation of Employer. The Plan shall not be auto-matically terminated by the Employer's acquisition by or merger into any other employer, but the Plan shall be continued after such acquisition or merger, provided that the successor employer agrees to continue the Plan and to become a party to the Trust Agreement. All rights to amend, modify, suspend, or terminate the Plan shall be transferred to the successor employer, effective as of the date of the merger.

     11.4 Discontinuance and Termination of Plan. The Employer hopes and expects to continue the Plan indefinitely. Nevertheless, the Employer reserves the right to suspend, terminate, or completely discontinue contributions under the Plan. The Pension Benefit Guaranty Corporation may also terminate the Plan in accordance with Section 4042 of the Act.

     A Participant who is included in the group of Participants deemed to be affected by complete or partial termination of the Plan shall become one hundred percent (100%) vested in his Accrued Benefit, unless he has incurred a Break in Continuous Service of at least twelve (12) months and has not otherwise resumed employment with the Employer or any Affiliate. Upon complete termination of the Plan, no further Employees shall become Participants, and no further contri-butions shall be made to the Plan except as required by any governmental agency to which the Plan's termination is subject.

     A Participant's recourse towards satisfaction of his right to his nonfor-feitable Accrued Benefit shall be limited to the Plan's assets and the Pension Benefit Guaranty Corporation.

     The assets of the Plan that are available to provide benefits shall be allocated and applied as of the effective date of termination of the Plan according to the classifications and order of precedence provided under Title IV of the Act and under any rules, regulations, interpretations or opinions implementing such Title IV.

     None of the assets of the Plan shall be paid to the Employer at any time, except that, after the satisfaction of all liabilities under the Plan, any assets remaining shall be paid to the Employer. No payment shall be made to the Employer if it would contravene any provision of law.

     11.5 Manner of Distribution. Upon termination of the Plan and allocation of assets, the Plan Administrator may, in its sole and absolute discretion, direct the Trustee to convert the Trust Fund into cash and liquidate it by making distributions to Participants. Alternatively, the Plan Administrator may direct the Trustee to hold the benefits in the Trust Fund until the persons become eligible to receive benefits pursuant to the terms and provisions of this Plan. Should the Plan Administrator elect to continue the Trust Fund, the Employer shall be under no liability to make any further contributions or to pay for the maintenance of the Trust Fund pending the deferred distribution of benefits. If the Plan is liquidated, the Plan Administrator shall instruct the Trustee to purchase nontransferable deferred annuities for each individual entitled to benefits, with the monthly payment provided by the annuity, the form of the annuity, and the date on which payments will commence under the annuity to be determined in accordance with the preceding Sections of this Plan. In the exercise of its discretion, the Plan Administrator may allow a Participant to receive an Actuarially Equivalent lump sum payment in lieu of an annuity benefit. In calculating the value of any lump sum payment to be made to a Participant, the interest rates used will be the interest rates used for making Actuarial Equivalency determinations for purposes of this Plan, provided that such rates shall not exceed the rates then used by the Pension Benefit Guaranty Corporation for purposes of valuing a lump sum benefit upon plan termination.

     Notwithstanding anything herein to the contrary, the Employer and the Plan Administrator shall not instruct the Trustee to liquidate the Trust Fund prior to the approval of the termination by the Pension Benefit Guaranty Corporation.

     11.6 Limitation of Employer Liability. The adoption of this Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Employee or Parti-cipant or to be consideration for, an inducement to, or a condition of the employment of any Employee. A Participant, Employee or beneficiary shall not have any right to retirement or other benefits except to the extent provided herein, and, if the Plan is terminated, such individuals shall be entitled to receive only that portion of the Trust Fund properly allocated to them pursuant to Section 11.5. If the Plan is terminated, the Employer shall not be required to make any additional contributions to fund the benefits called for by the Plan. After the allocations called for by Section 11.5, the Employer shall be relieved of all further liability to any Participant, Employee or beneficiary.

                           ARTICLE XII
                       GENERAL PROVISIONS

     12.1 Limitation on Participant's Rights. Participation in the Plan shall not give any Employee the right to be retained in the Employer's employ or any right or interest in the Trust Fund other than as herein provided. The Employer reserves the right to dismiss any Employee at any time and for any reason, with or without cause.

     12.2 Exclusive Benefit. Except as otherwise provided herein or in the Trust Agreement, it shall be impossible for any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries, except that payment of taxes and adminis-tration expenses may be made from the Trust Fund as provided in the Trust Agreement.

     12.3 Uniform Administration. Whenever in the administration of the Plan any action is required by the Plan Administrator, such action shall be uniform in nature as applied to all persons similarly situated, and no such action shall be taken which will discriminate in favor of Highly Compensated Employees.

     12.4 Heirs and Successors. All of the provisions of this Plan shall be binding upon all persons who shall be entitled to any benefits hereunder, and their heirs and legal representatives.

     12.5 Assumption of Qualification. Unless and until advised to the contrary, the Trustee may assume that the Plan is a qualified pension plan under the provisions of the Code relating to such plans, and that the Trust Fund is entitled to exemption from income tax under such provisions.

     IN WITNESS WHEREOF, the Employer has caused this amended and restated Plan to be executed by its duly authorized representative on this 23rd day of December, 1994.


                              BURR-BROWN CORPORATION

                              By:  JOHN L. CARTER (Signature on file)

                              Title:    Executive VP and CFO

                         BURR-BROWN CORPORATION
                        EMPLOYEE RETIREMENT PLAN

                             PLAN AMENDMENT

     The Burr-Brown Corporation Employee Retirement Plan, as restated in its entirety effective January 1, 1988 (the "Plan"), is hereby amended, effective as of January 1, 1995, as set forth below. All capitalized terms in this Plan Amendment shall, unless specifically defined herein, have the meanings assigned to such terms in the Plan.

     1. The following interest rate and mortality shall be used to calculate the Present Value of each Participant's Accrued Benefit for purposes of deter-mining whether wuch Present Value exceeds Three Thousand Five Hundred Dollars ($3,500.00) and calculating the amount payable upon any lump sum distribution with respect to an Accrued Benefit under the Plan:

          Interest Rate: the annual yield for thirty (30)-year Treasury constant maturities, as reported in Federal Reserve Statistical Release
     G.13 and H.15, for the calendar month preceding the first day of the Plan Year in which the Present Value is to be determined or in which the lump sum distribution is to be made.

               Mortality Table: the 1983 Group Annuity Mortality Table for
               Males.

          In no event, however, shall the Present Value of any Participant's Accrued Benefit calculated on the basis of such interest rate and mortality table be less than the minimum present value required under Section 417(e) of the Internal Revenue Code, as amended by the Retirement Protection Act of 1994 (RPA).

     2. This Plan Amendment shall be in effect for all lump sum distributions made under the Plan on or after January 1, 1995. Pursuant to the provisions of
Section 767 of the Retirement Protection Act of 1994, the Present Value method of calculation prescribed by this Plan Amendment shall not be deemed to constitute a reduction in the Accured Benefit of any Participant which would otherwise be prohibited by Section 411(d)(6) of the Internal Revenue Code. Accordingly, the Present Value of each Participant's Accrued Benefit as determined under the Plan immediately prior to the effective date of the Plan Amendment shall not be preserved.

     3. Except as modified in this Plan Amendment, all the terms and conditions of the Plan shall continue in effect.

     IN WITNESS WHEREOF, Burr-Brown Corporation has caused this instrument to be executed on its behalf by its duly authorized officer on this 23rd day of December, 1994.

                                   BURR-BROWN CORPORATION

                                   By: John L. Carter (signature on file)

                                   Executive VP and CFO